Exhibit 4.1

================================================================================


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor


                          CENDANT MORTGAGE CORPORATION,
                                 Master Servicer

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                     Trustee


                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 1999



                        ---------------------------------


                Mortgage Pass-Through Certificates, Series 1999-2



================================================================================

                                                 TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

                                                     ARTICLE I

                                                    DEFINITIONS

         Section 1.01      DEFINED TERMS..........................................................................3
         Section 1.02      ACCOUNTING............................................................................34

                                                     ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES


         Section 2.01      CONVEYANCE OF MORTGAGE LOANS..........................................................34
         Section 2.02      ACCEPTANCE OF TRUST FUND BY THE TRUSTEE...............................................37
         Section 2.03      REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS BY THE ORIGINATOR OR BISHOP'S GATE.......38
         Section 2.04      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER......................41
         Section 2.05      REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.......................................43

                                                    ARTICLE III
                                            ADMINISTRATION AND SERVICING
                                                 OF THE TRUST FUND

         Section 3.01      MASTER SERVICER TO ACT AS MASTER SERVICER.............................................45
         Section 3.02      SUB-SERVICING AGREEMENTS BETWEEN THE MASTER SERVICER AND SUB-SERVICERS................47
         Section 3.03      SUCCESSOR SUB-SERVICERS...............................................................48
         Section 3.04      LIABILITY OF THE MASTER SERVICER......................................................48
         Section 3.05      NO CONTRACTUAL RELATIONSHIP BETWEEN SUB-SERVICERS AND TRUSTEE OR
                           CERTIFICATEHOLDERS....................................................................49
         Section 3.06      ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENTS BY TRUSTEE......................49
         Section 3.07      COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS..........................................49
         Section 3.08      SUB-SERVICING ACCOUNTS................................................................50
         Section 3.09      COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; SERVICING ACCOUNTS................50
         Section 3.10      COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT...........................................51
         Section 3.11      WITHDRAWALS FROM THE COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT......................54
         Section 3.12      INVESTMENT OF FUNDS IN THE COLLECTION ACCOUNT AND THE DISTRIBUTION ACCOUNT............56
         Section 3.13      MAINTENANCE OF THE PRIMARY INSURANCE POLICIES; COLLECTIONS THEREUNDER.................57


                                        i




         Section 3.14      MAINTENANCE OF HAZARD INSURANCE AND ERRORS AND OMISSIONS AND FIDELITY COVERAGE........58
         Section 3.15      ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.............................60
         Section 3.16      REALIZATION UPON DEFAULTED MORTGAGE LOANS.............................................61
         Section 3.17      TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.......................................63
         Section 3.18      SERVICING COMPENSATION................................................................64
         Section 3.19      REPORTS TO THE TRUSTEE; COLLECTION ACCOUNT STATEMENTS.................................64
         Section 3.20      STATEMENT AS TO COMPLIANCE............................................................65
         Section 3.21      INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT......................................65
         Section 3.22      ACCESS TO CERTAIN DOCUMENTATION.......................................................66
         Section 3.23      TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.....................................66
         Section 3.24      OBLIGATIONS OF THE MASTER SERVICER IN RESPECT OF PREPAYMENT INTEREST SHORTFALLS.......69
         Section 3.25      ADMINISTRATION OF BUYDOWN FUNDS.......................................................70
         Section 3.26      OBLIGATIONS OF THE MASTER SERVICER IN RESPECT OF LOAN RATES AND MONTHLY PAYMENTS......70

                                                     ARTICLE IV

                                                   FLOW OF FUNDS

         Section 4.01      DISTRIBUTIONS.........................................................................71
         Section 4.02      ALLOCATION OF LOSSES..................................................................75
         Section 4.03      METHOD OF DISTRIBUTION................................................................76
         Section 4.04      DISTRIBUTIONS ON BOOK-ENTRY CERTIFICATES..............................................76
         Section 4.05      STATEMENTS............................................................................76
         Section 4.06      REMITTANCE REPORTS; ADVANCES..........................................................79

                                                     ARTICLE V

                                                  THE CERTIFICATES

         Section 5.01      THE CERTIFICATES......................................................................81
         Section 5.02      REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.  ..............................82
         Section 5.03      MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.....................................87
         Section 5.04      PERSONS DEEMED OWNERS.................................................................88
         Section 5.05      APPOINTMENT OF PAYING AGENT...........................................................88



                                       ii




                                                     ARTICLE VI

                                       THE MASTER SERVICER AND THE DEPOSITOR

         Section 6.01      LIABILITY OF THE MASTER SERVICER AND THE DEPOSITOR....................................88
         Section 6.02      MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE MASTER SERVICER
                           OR THE DEPOSITOR......................................................................89
         Section 6.03      LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS.............................89
         Section 6.04      MASTER SERVICER NOT TO RESIGN.........................................................90
         Section 6.05      DELEGATION OF DUTIES..................................................................90

                                                    ARTICLE VII

                                                      DEFAULT

         Section 7.01      MASTER SERVICER EVENTS OF TERMINATION.................................................91
         Section 7.02      TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR..............................................93
         Section 7.03      WAIVER OF MASTER SERVICER EVENTS OF TERMINATION.......................................94
         Section 7.04      NOTIFICATION TO CERTIFICATEHOLDERS....................................................95
         Section 7.05      SURVIVABILITY OF MASTER SERVICER LIABILITIES..........................................95

                                                    ARTICLE VIII

                                                    THE TRUSTEE

         Section 8.01      DUTIES OF TRUSTEE.....................................................................95
         Section 8.02      CERTAIN MATTERS AFFECTING THE TRUSTEE.................................................97
         Section 8.03      TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.................................98
         Section 8.04      TRUSTEE MAY OWN CERTIFICATES..........................................................99
         Section 8.05      MASTER SERVICER TO PAY TRUSTEE FEES AND EXPENSES.....................................100
         Section 8.06      ELIGIBILITY REQUIREMENTS FOR TRUSTEE.................................................100
         Section 8.07      RESIGNATION OR REMOVAL OF TRUSTEE....................................................101
         Section 8.08      SUCCESSOR TRUSTEE.  .................................................................102
         Section 8.09      MERGER OR CONSOLIDATION OF TRUSTEE.  ................................................102
         Section 8.10      APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE........................................102
         Section 8.11      LIMITATION OF LIABILITY.  ...........................................................104
         Section 8.12      TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES........................104
         Section 8.13      SUITS FOR ENFORCEMENT................................................................104
         Section 8.14      WAIVER OF BOND REQUIREMENT...........................................................105
         Section 8.15      WAIVER OF INVENTORY, ACCOUNTING AND APPRAISAL REQUIREMENT............................105
         Section 8.16      PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION; ADDITIONAL
                           INFORMATION..........................................................................105



                                       iii




                                                     ARTICLE IX

                                                REMIC ADMINISTRATION

         Section 9.01      REMIC ADMINISTRATION.................................................................106

                                                     ARTICLE X

                                                    TERMINATION

         Section 10.01     TERMINATION..........................................................................110
         Section 10.02     ADDITIONAL TERMINATION REQUIREMENTS..................................................111

                                                     ARTICLE XI

                                              MISCELLANEOUS PROVISIONS

         Section 11.01     AMENDMENT............................................................................112
         Section 11.02     RECORDATION OF AGREEMENT; COUNTERPARTS...............................................113
         Section 11.03     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS...........................................114
         Section 11.04     GOVERNING LAW; JURISDICTION..........................................................114
         Section 11.05     NOTICES..............................................................................115
         Section 11.06     SEVERABILITY OF PROVISIONS...........................................................115
         Section 11.07     ARTICLE AND SECTION REFERENCES.......................................................116
         Section 11.08     NOTICE TO THE RATING AGENCIES........................................................116
         Section 11.09     FURTHER ASSURANCES...................................................................117
         Section 11.10     BENEFITS OF AGREEMENT................................................................117
         Section 11.11     ACTS OF CERTIFICATEHOLDERS...........................................................117

EXHIBITS:
--------

Exhibit A         Form of Class A Certificates
Exhibit B         Form of Class B Certificates
Exhibit C-1       Form of Class R Certificates
Exhibit C-2       Form of Class M Certificates
Exhibit D         Mortgage Loan Schedule
Exhibit E         Form of Request for Release
Exhibit F-1       Form of Transferor Certificate
Exhibit F-2       Form of  Transferee Representation Letter
Exhibit F-3       Form of Transfer Affidavit and Agreement and Form of
                  Transferor Affidavit
Exhibit G         Form of ERISA Representation Letter
Exhibit H         Form of Lost Note Affidavit
Exhibit I-1       Form of Trustee's Initial Certification
Exhibit I-2       Form of Trustee's Final Certification

         This Pooling and Servicing Agreement is dated as of April 1, 1999 (the "Agreement"), among MERRILL LYNCH MORTGAGE INVESTORS, INC., as depositor (the "Depositor"), CENDANT MORTGAGE CORPORATION, as master servicer (the "Master Servicer") and NORWEST BANK MINNESOTA, National Association, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund (as defined herein), and subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes will be designated as the "REMIC." The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-IO, Class A-PO, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will be "regular interests" in the Trust Fund and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

         The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance or Original Class Certificate Notional Amount, as the case may be, for each Class of Certificates comprising the interests in the Trust Fund created hereunder:


======================================================================================================================
                         Original Class Certificate           Initial Pass              Assumed Final Maturity
        Class               Principal-Balance(1)              Through-Rate                       Dates
        -----               --------------------              ------------                       -----
----------------------------------------------------------------------------------------------------------------------
A-1                          $      102,000,000                6.50%                          May 1, 2030
----------------------------------------------------------------------------------------------------------------------
A-2                          $       13,806,808                6.50%                          May 1, 2030
----------------------------------------------------------------------------------------------------------------------
A-3                          $       20,227,768                6.50%                          May 1, 2030
----------------------------------------------------------------------------------------------------------------------
A-4                          $       54,786,000                6.50%                          May 1, 2030
----------------------------------------------------------------------------------------------------------------------
A-5                          $       11,457,000                6.50%                          May 1, 2030
----------------------------------------------------------------------------------------------------------------------
A-IO                                         (2)               (3)                            May 1, 2030
----------------------------------------------------------------------------------------------------------------------
A-PO                         $          965,563                (4)                            May 1, 2030
----------------------------------------------------------------------------------------------------------------------
M                            $        4,457,554                6.50%                          May 1, 2030
----------------------------------------------------------------------------------------------------------------------
B-1                          $        1,910,380                6.50%                          May 1, 2030
----------------------------------------------------------------------------------------------------------------------
B-2                          $          849,058                6.50%                          May 1, 2030
----------------------------------------------------------------------------------------------------------------------
B-3                          $          742,926                6.50%                          May 1, 2030
----------------------------------------------------------------------------------------------------------------------
B-4                          $          424,529                6.50%                          May 1, 2030
----------------------------------------------------------------------------------------------------------------------
B-5                          $          636,793                6.50%                          May 1, 2030
----------------------------------------------------------------------------------------------------------------------
Class R                      $              100                6.50%                          May 1, 2030
----------------------------------------------------------------------------------------------------------------------
Total                        $      212,264,479
======================================================================================================================

         (1)      Plus or minus 5%
         (2) Original Notional Amount of $181,024,414. No principal will be paid on the Class A-IO Certificates.
         (3) The Class A-IO will accrue interest at a variable rate. The rate for the first Interest Accrual Period will be approximately 0.433609%.
         (4) No interest will accrue on the principal balance of the Class A-PO Certificates.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01      Defined Terms.
                           -------------

         Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, interest will be calculated for all Certificates on the basis of a 360-day year consisting of twelve 30-day months.

         "1933 Act":  The Securities Act of 1933, as amended.

         "Account":  Any of the Collection Account and Distribution Account.

         "Accrued Certificate Interest": An amount equal to the interest accrued during the related Interest Accrual Period on the Certificate Principal Balance or Notional Balance, as applicable of each Class of Certificates at the then-applicable Pass-Through Rate, Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 3.24, (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Special Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.02, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including Relief Act Shortfalls, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions.

         "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.07.

         "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

         "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments and supplements hereto.

         "Applicable Credit Support Percentage": With respect to any Class of Certificates, the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinated Certificates which have a lower relative priority of payment than such Class.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

         "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

         "Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date and (e) the aggregate of any related Advances made by the Master Servicer for such Distribution Date, over (ii) the sum of (a) related amounts reimbursable or payable to the Master Servicer pursuant to Section 3.10, (b) related Stayed Funds, (c) related amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error and (d) any Extraordinary Trust Fund Expenses.

         "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

         "Bankruptcy Loss Coverage Amount": As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.02. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of
(1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

                  (A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a

         Loan-to-Value Ratio at origination which exceeds 75% and (ii) $100,000; and (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool which had an original Loan-to-Value Ratio greater than 80% that would result if the Net Mortgage Rate thereof was equal to the greater of (I) 5% or (II) the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Mortgage Loans with a Loan-to-Value Ratio of greater than 80% remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans with a Loan-to-Value Ratio of greater than 80% remaining in the Mortgage Pool divided by the total number of outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.02 since the Relevant Anniversary.

         The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         "Bankruptcy Losses": Losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.

         "Bishop's Gate": Bishop's Gate Residential Mortgage Trust, or its successor in interest.

         "Bishop's Gate Mortgage Loan Purchase Agreement": The agreement among the Originator, Bishop's Gate and the Depositor dated April 29, 1999, regarding the transfer of certain mortgage loans.

         "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Certificates (other than the Class A-IO, Class A-PO, Class R and the Private Certificates) shall be Book-Entry Certificates.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, or the State of New York, the State of Maryland or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         "Buydown Account": The custodial account or accounts created and maintained pursuant to Section 3.25.

         "Buydown Agreement": An agreement between the Originator and a Mortgagor, or an agreement among the Originator, a Mortgagor and an employer of a relocated Mortgagor which, in each case, provides for the application of Buydown Funds.

         "Buydown Funds": In respect of any Buydown Mortgage Loan, any amount contributed by the Originator or the employer of a relocated borrower in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds during the Buydown Period.

         "Buydown Mortgage Loan": Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and
(ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is paid from the related Buydown Funds.

         "Buydown Period": The period during which Buydown Funds are required to be applied to the related Buydown Mortgage Loans as provided in Section 3.25.

         "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which were more than $1,000 in excess of the principal balance of any existing first mortgage or subordinate mortgage on the related Mortgaged Property and related closing costs.

         "Cash Liquidation": As to any defaulted Mortgage Loan other than REO Property which has been acquired by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably or in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         "Cendant Mortgage Loan Purchase Agreement": The agreement between the Originator and the Depositor, dated April 29, 1999, regarding the transfer of certain Mortgage Loans.

         "Certificate":  Any Regular Certificate or Class R Certificate.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Class R Certificate for any purpose hereof.

         "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

         "Certificate Principal Balance": With respect to any Certificate (other than a Class A-IO Certificate) as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination, reduced by the aggregate of (a) all distributions of principal made thereon on such immediately prior Distribution Date and (b) without duplication of amounts described in clause (a) above, reductions in the Certificate Principal Balance thereof in connection with allocations thereto of Realized Losses on the Mortgage Loans and Extraordinary Trust Fund Expenses on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof); provided, however, that the Certificate Principal Balance of each Subordinated Certificate of the Class of Subordinate Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate multiplied by the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balances of all other Classes of Certificates then outstanding. The Class A-IO Certificates shall not have Certificate Principal Balances and shall not be entitled to any distributions of principal.

         "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

         "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

         "Class A Certificate": Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-IO and Class A-PO Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

         "Class A Certificateholder":  Any Holder of a Class A Certificate.

         "Class A-PO Deferred Amount": The applicable PO Percentage of any Realized Loss, including any Excess Loss and Extraordinary Losses, on a Discount Mortgage Loan allocated on or prior to the Senior Credit Support Depletion Date to the Class A-PO Certificates.

         "Class A-PO Principal Distribution Amount": For any Distribution Date, the sum of the applicable PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the Purchase Price of each Mortgage Loan that was repurchased by the Originator, the Master Servicer or Bishop's Gate, as the case may be, as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each

Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and
(f) all partial and full Principal Prepayments by Mortgagors received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Discount Mortgage Loan that is not a Liquidated Mortgage Loan, the PO Formula Principal Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

         "Class B Certificate": Any one of the Class B Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

         "Class B Certificateholder":  Any Holder of a Class B Certificate.

         "Class M Certificate": Any one of the Class M Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

         "Class M Certificateholder":  Any Holder of a Class M Certificate.

         "Class R Certificate": The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-1 and evidencing the ownership of an interest designated as the Residual Interest.

         "Class Subordination Percentage": With respect to any Distribution Date and each Class of Subordinated Certificates, the fraction (expressed as a percentage) the numerator of which is the Certificate Principal Balance of such Class of Subordinated Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates immediately prior to such Distribution Date.

         "Closing Date":  April 29, 1999.

         "Code":  The Internal Revenue Code of 1986.

         "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10, which shall be entitled "Cendant Mortgage Corporation, as Master Servicer for Norwest Bank Minnesota National Association, as Trustee, in trust for registered Holders of Cendant Trust 1999-2, Cendant Mortgage Pass-Through Certificates, Series 1999-2", and which must be an Eligible Account.

         "Collection Period": With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

         "Compensating Interest":  As defined in Section 3.24 hereof.

         "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

         "Conventional Mortgage Loan": Any Mortgage Loan that is neither an FHA Loan nor a VA Loan.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at Sixth Street and Marquette Avenue Minneapolis, Minnesota, 55479-0113, Attention: Corporate Trust Service - Merrill Lynch Mortgage Investors, Inc., Series 1999-2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

         "Cut-off Date":  April 1, 1999.

         "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans. With respect to all Eligible Substitute Mortgage Loans, their respective dates of substitution.

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date (or as of the applicable date of substitution with respect to a Eligible Substitute Mortgage
Loan).

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Defective Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificates":  As defined in Section 5.02(c) hereof.

         "Depositor": Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

         "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         "Depository Agreement": With respect to any Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, to be dated on or about the Closing Date.

         "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; PROVIDED, HOWEVER, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Discount Mortgage Loan": Any Mortgage Loan with a Net Mortgage Rate less than 6.50%.

         "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code as an "electing large partnership" within the meaning of Section 775 of the Code, or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in
Section 7701 of the Code.

         "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Distribution Account, Norwest Bank Minnesota National Association, as Trustee, in trust for the registered Holders of the Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificates, Series 1999-2" and which must be an Eligible Account.

         "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in May 1999.

         "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated F-1 by Fitch and A-1 by S&P (or comparable ratings if Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein,
(ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

         "Eligible Substitute Mortgage Loan": A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Loan Rate, not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan, (iv) be current as of the date of substitution, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Defective Mortgage Loan as of such date, (vi) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Defective Mortgage Loan, (vii) have been reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Defective Mortgage Loan and (viii) conform to each representation and warranty set forth in Section
2.04 hereof applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Loan Rates described in clause (ii) hereof shall be determined on the basis of weighted average Loan Rates, the risk gradings described in clause (vi) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (iii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be. For purposes of calculating the applicable PO Percentage and Non-PO Percentage, each Eligible Substitute Mortgage Loan shall be deemed to have a Loan Rate equal to the Loan Rate for the Mortgage Loan for which it is substituted. Any Mortgage Loan substituted for a Mortgage Loan which has an arrearage due to the application of any related forbearance plan with respect to such Mortgage Loan, will be treated as having such an arrearage due to the application of any related forbearance plan with respect to such Mortgage Loan.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA-Restricted Certificates": Any of the Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class R Certificates.

         "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

         "Estate in Real Property": A fee simple estate in a parcel of real property.

         "Excess Losses": (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount.

         "Extended Period": As defined in Section 9.04(b).

         "Extraordinary Loss": Any Realized Loss or portion thereof caused by or resulting from:

                  (i) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                  (ii) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, DE JURE or DE FACTO, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

                  (iii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

                  (iv) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

         "Extraordinary Trust Fund Expenses": Any amounts reimbursable to the Master Servicer or the Depositor pursuant to Section 6.03, any amounts reimbursable to the Trustee from the Trust Fund pursuant to Section 8.05, any interest on any amounts advanced pursuant to Section 7.02(b) payable when such advances are recovered pursuant to Section 7.02(b) and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trustee, shall not, obtain reimbursement or indemnification from any other Person. Notwithstanding the foregoing, any interest on any amounts advanced pursuant to Section 7.02(b) will only be deemed Extraordinary Trust Fund Expenses until the Certificate Principal Balances of the Class B-5, the Class B-4 and the Class B-3 Certificates have been reduced to zero. After such time, such amounts will no longer be Extraordinary Trust Fund Expenses and will not be recoverable by the Trustee.

         "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

         "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

         "Fidelity Bond": Shall have the meaning assigned thereto in Section
3.14.

         "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by Bishop's Gate, the Originator or the Master Servicer pursuant to or as contemplated by Section 2.03 or 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

         "Fitch": Fitch IBCA, Inc. or its successor in interest.

         "FNMA": Fannie Mae or any successor thereto.

         "Foreclosure Price": The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

         "Fraud Loss Coverage Amount": As of any date of determination after the Cut-off Date, an amount equal to: (Y) prior to the first anniversary of the Cut-off Date, an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.02 since the Cut-off Date up to such date of determination and (Z) from the first to the fifth anniversary of the Cut-off Date, an amount equal to 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.02 since the most recent anniversary of the Cutoff Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

         The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         "Fraud Losses": Losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

         "HUD": The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

         "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; PROVIDED, HOWEVER, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as rents from real property.

         "Initial Certificate Principal Balance": With respect to any Regular Certificate other than the Class A-IO Certificates, the amount designated "Initial Certificate Principal Balance" on the face thereof.

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Interest Accrual Period": With respect to any Distribution Date and all Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Remittance Amount": As of any Determination Date, the sum, without duplication, of (i) all interest due and collected or advanced during the related Collection Period on the Mortgage Loans (less the Master Servicing Fee, and mortgage insurance premiums, amounts available for reimbursement of Monthly Advances and Servicing Advances pursuant to Section 3.10 and expenses reimbursable pursuant to Section 6.03), (ii) all Compensating Interest paid by the Master Servicer on such Determination Date with respect to the Mortgage Loans and (iii) the portion of any payment in connection with any substitution, Purchase Price or Net Liquidation Proceeds relating to interest with respect to the Mortgage Loans.

         "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

         "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Due Period, that all Liquidation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to
Section 3.23 or Section 10.01.

         "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation,
(ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16 or Section 10.01.

         "Loan Balance": As of any date, the aggregate of the Principal Balances of all Mortgage Loans as of such date.

         "Loan-to-Value Ratio": As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan, and the denominator of which is the Value of the related Mortgaged Property.

         "Loan Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate shall remain constant at the rate set forth in the Mortgage Loan Schedule as the

Loan Rate in effect immediately following the Cut-off Date. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Lockout Prepayment Percentage": For any Distribution Date occurring prior to the Distribution Date in May 2004, 0%. The Lockout Prepayment Percentage for any Distribution Date occurring after the first five years following the Closing Date will be as follows: for any Distribution Date during the sixth year after the Closing Date, 30%; for any Distribution Date during the seventh year after the Closing Date, 40%; for any Distribution Date during the eighth year after the Closing Date; 60% for any Distribution Date during the ninth year after the Closing Date, 80%, and for any Distribution Date thereafter, 100%.

         "Losses":  As defined in Section 9.03.

         "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Originator or Bishop's Gate as applicable certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

         "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

         "Majority Class R Certificateholders": The Holders of Class R Certificates evidencing at least a 51% Percentage Interest in the Class R Certificates.

         "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer or which is 50% or more owned by the Master Servicer and (ii) which is qualified to service residential mortgage loans.

         "Master Servicer Event of Termination": One or more of the events described in Section 7.01.

         "Master Servicer Remittance Date": With respect to any Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th Day.

         "Master Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Master

Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Master Servicing Fee which accrued at the portion of any Master Servicing Fee Rate in excess of 0.200% per annum will be set aside by the Master Servicer to pay for lender funded mortgage insurance and will not be treated as servicing compensation until such lender funded mortgage insurance is paid in full and will in no case be available to make payments of Compensating Interest.

         "Master Servicing Fee Rate": A rate between 0.200% and 1.075% per annum as described on the Mortgage Loan Schedule.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Moody's": Moody's Investors Service, Inc. and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "Mortgage Loan Purchase Agreements": The Bishop's Gate Mortgage Loan Purchase Agreement, together with Cendant Mortgage Loan Purchase Agreement.

         "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans separately identifying the Mortgage Loans separately identifying the Mortgage Loans transferred from Bishop's Gate and the Originator, and attached hereto as Exhibit D. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Originator's Mortgage Loan identifying number;

                  (ii) the Mortgagor's first and last name;

                  (iii) the street address of the Mortgaged Property including the state and zip code;

                  (iv) a code indicating whether the Mortgaged Property is owner-occupied;

                  (v) the type of Residential Dwelling constituting the Mortgaged Property;

                  (vi) the original months to maturity;

                  (vii) the original date of the mortgage;

                  (viii) the Loan-to-Value Ratio at origination;

                  (ix) the Loan Rate;

                  (x) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (xi) the stated maturity date;

                  (xii) the amount of the Monthly Payment at origination;

                  (xiii) the amount of the Monthly Payment as of the Cut-off
         Date;

                  (xiv) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (xv) the original principal amount of the Mortgage Loan;

                  (xvi) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

                  (xvii) a code indicating the purpose of the Mortgage Loan (I.E., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

                  (xviii) a code indicating the documentation style (i.e., full, alternative or reduced);

                  (xix) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy;

                  (xx) the Value of the Mortgaged Property;

                  (xxi) the sale price of the Mortgaged Property, if applicable;

                  (xxii) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

                  (xxiii) the Master Servicing Fee;

                  (xxiv) whether the Mortgage Loan is a Buydown Mortgage Loan;
         and

                  (xxv) the PO Percentage.

         The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

         "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

         "Mortgagor":  The obligor on a Mortgage Note.

         "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid Master Servicing Fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

         "Net Mortgage Rate": For any Mortgage Loan is the mortgage interest rate borne by such Mortgage Loan minus the Master Servicing Fee Rate.

         "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

         "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

         "Non-Discount Mortgage Loan": Any Mortgage Loan with a Net Mortgage Rate equal to or greater than 6.50%.

         "Non-PO Percentage": With respect to each Discount Mortgage Loan, a rate equal to the Net Mortgage Rate divided by 6.50%; with respect to each Non-Discount Mortgage Loan, 100%.

         "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan or REO Property as provided herein.

         "Notional Amount": As of any Distribution Date, with respect to the Class A-IO Certificates, the aggregate Stated Principal Balance of the Mortgage Loans with Net Mortgage Rates in excess of 6.50%, immediately prior to such date.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer or the Depositor, as applicable.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

         "Optional Termination Date": The first Distribution Date on which the Master Servicer may opt to terminate the Trust Fund pursuant to Section 10.01.

         "Original Applicable Credit Support Percentage": With respect to (i) the Class M Certificates, 2.15%, (ii) the Class B-1 Certificates, 1.25%, (iii) the Class B-2 Certificates, 0.85%, (iv) the Class B-3 Certificates, 0.50%, (v) the Class B-4 Certificates, 0.30% and (vi) the Class B-5 Certificates, 0.00%.

         "Original Notional Amount": With respect to the Class A-IO Certificates, $181,024,414.

         "Original Class Certificate Principal Balance": With respect to each Class of the Certificates (other than the Class A-IO Certificates), the Certificate Principal Balance thereof on the Closing Date, as set forth opposite such Class above in the Preliminary Statement.

         "Original Subordinated Principal Balance": The aggregate of the Certificate Principal Balances of the Subordinated Certificates as of the Cut-off Date.

         "Originator": Cendant Mortgage Corporation, or its successor in interest, in its capacity as originator under the Mortgage Loan Purchase Agreements.

         "Other Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, other than the Primary Insurance Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate": As to any Distribution Date (i) the Certificates (other than the Class A-PO Certificates and A-IO Certificates), 6.50% per annum and (ii) with respect to the Class A-IO Certificates, the weighted average of the (a) Net Mortgage Rates of each Mortgage Loan with a Net Mortgage Rate greater than 6.50% over (b) 6.50%. The Class A-PO Certificates will not have a Pass-Through Rate.

         "Paying Agent":  Any paying agent appointed pursuant to Section 5.05.

         "Percentage Interest": With respect to any Certificate (other than a Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Notional Amount, as the case may be, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Class Certificate Notional Amount, as the case may be, of the related Class. With respect to a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; PROVIDED, HOWEVER, that the sum of all such percentages for each such Class totals 100%.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company

         (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Fitch and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by S&P and rated A2 or higher by Fitch, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C), be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having a rating by S&P of AAA-G, AAA-m, or AA-m, and if rated by Moody's, rated Aaa, Aa1 or Aa2; and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization, any "electing large partnership" as defined in
Section 775(a) of the Code or a non-U.S.
Person.

         "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "PO Percentage": With respect to any Discount Mortgage Loan will be equal to (i) 6.50% minus the Net Mortgage Rate divided by (ii) 6.50%; with respect to any Non-Discount Mortgage Loan, 0%.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the related Due Date, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Due Period. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

         "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         "Primary Insurance Policy": Each policy of primary guaranty mortgage insurance issued by a Qualified Insurer in effect with respect to any Mortgage Loan, or any replacement policy therefor obtained by the Master Servicer pursuant to Section 3.13.

         "Principal Balance": As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, MINUS all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Private Certificates": Any of the Class B-3, Class B-4 and Class B-5 Certificates.

         "Property Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Master Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's servicing procedures, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.07,
(iii) any unreimbursed Servicing Advances and Advances and any unpaid Master Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.23, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

         "Qualified Insurer": Any insurance company acceptable to FNMA or FHLMC.

         "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than $1000 in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for up to $1000) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

         "Rating Agency or Rating Agencies": S&P, Fitch or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer.

         "Realized Loss": With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan.

         "Record Date": With respect to all of the Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were used to satisfy an existing mortgage loan on the Mortgaged Property.

         "Regular Certificate": Any of the Class A, Class B and Class M Certificates.

         "Related Documents": With respect to any Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents.

         "Relief Act": The Soldiers' and Sailors Civil Relief Act of 1940, as amended.

         "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "Remittance Report": A report prepared by the Master Servicer and delivered to the Trustee pursuant to Section 4.06.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

         "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

         "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Master Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

         "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

         "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a FNMA eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

         "Residual Certificate":  The Class R Certificates.

         "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice

President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

         "Restricted Classes": With respect to any Class of Certificates, any Classes of Certificates with a lower priority of payment relative to such Class.

         "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors, and, if such division shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized statistical rating organization," as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

         "Scheduled Principal Distribution Amount": For any Distribution Date, will equal the sum of all amounts of all amounts described in clauses (a) through (d) of the definition of "Class A-PO Principal Distribution Amounts" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Scheduled Principal Distribution Amounts will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

         "Senior Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A- IO, Class A-PO and Class R Certificates.

         "Senior Credit Support Depletion Date": The date on which the Certificate Principal Balance of each Class of Subordinated Certificates has been reduced to zero.

         "Senior Percentage": For any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Certificate Principal Balances of each Class of Senior Certificates (other than the Class A-PO Certificates) immediately prior to such date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates (other than the Class A-PO Certificates) immediately prior to such date.

         "Senior Prepayment Percentage": For any Distribution Date (i) occurring during the five years beginning on the first Distribution Date, 100%, and (ii) for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, (a) for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for such Distribution Date; (b) for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for such Distribution Date; (c) for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date; and (d) for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and (iii) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the

Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date shall be 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless (i) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the Subordinated Certificates on such Distribution Date, does not equal or exceed 50%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate of the principal balances of the Subordinated Certificates as of the Cut-off Date (the "Original Subordinated Principal Balance"), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Subordinated Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Subordinated Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Subordinated Principal Balance, and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Subordinated Principal Balance.

         "Senior Principal Distribution Amount": For any Distribution Date, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Distribution Amount for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which a Monthly Payment was last made by the related borrower or advanced by the Master Servicer and (y) either (A) the Senior Prepayment Percentage or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and
(iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial and full Principal Prepayments by Mortgagors received during the related Collection Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

         "Servicer Event of Termination": One or more of the events described in
Section 7.01.

         "Servicer Remittance Date": With respect to any Distribution Date, one Business Days prior to such Distribution Date.

         "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer in connection with a default, delinquency or other unanticipated event by the Master

Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Section 3.01,
Section 3.09, Section 3.13, Section 3.14, Section 3.16 and Section 3.23. The Master Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Servicing Standard": Shall mean the standards set forth in Section
3.01.

         "Special Hazard Loss Coverage Amount": As of any Distribution Date, an amount equal to $2,478,897 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.02 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 39.00% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the largest Mortgage Loan secured by a Mortgaged Property located in the State of California.

         The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         "Special Hazard Losses": Realized Losses in respect of Special Hazard Mortgage Loans.

         "Special Hazard Mortgage Loan": A Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

         "Startup Day": As defined in Section 9.01(b) hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

         "Stayed Funds": If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 7.02) is prohibited by Section 362 of the federal Bankruptcy Code, funds which are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such remittance absent such prohibition.

         "Subordinated Certificates": The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

         "Subordinated Percentage": For any Distribution Date, the difference between 100% and the Senior Percentage for such date.

         "Subordinated Prepayment Percentage": As of any Distribution Date, the difference between 100% and the Senior Prepayment Percentage.

         "Subordinated Principal Distribution Amount": For any Distribution Date, (A) the sum of (i) the Subordinated Percentage of the applicable Non-PO Percentage of the Scheduled Principal Distribution Amount for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause (ii) of the definition of "Senior Principal Distribution Amount" up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (iii) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of all partial and full Principal Prepayments by Mortgagors received during the related Collection Period reduced by (B) the amount of any payments in respect of Class A-PO Deferred Amounts on the related Distribution Date.

         "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

         "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

         "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub- Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

         "Substitution Adjustment Amount": As defined in Section 2.03(d) hereof.

         "Tax Matters Person": The tax matters person appointed pursuant to
Section 9.01(e) hereof.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust in its capacity as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Telerate Page 3750": The display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

         "Termination Price":  As defined in Section 10.01(a) hereof.

         "Transition Cost": Any documented fees, expenses and allocated costs reasonably incurred by a successor master servicer or the Trustee in connection with a transfer of servicing from the Master Servicer to a successor master servicer, including without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively.

         "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which REMIC election is to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof,
(iv) the Depositor's rights under the Mortgage Loan Purchase Agreements (including any security interest created thereby), and (v) the Collection Account, the Distribution Account and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Trust Fund specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans before the Cut-off Date.

         "Trustee Fee": With respect to any Distribution Date, amounts paid to the Trustee pursuant to Section 3.11(b)(iii).

         "Underwriter": Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter with respect to the Certificates.

         "Uninsured Cause" Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes (other than a partnership that is not treated as a U.S. Person pursuant to any applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

         "Value": With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan; except that, with respect to any Mortgage Loan that is a purchase money mortgage loan, the lesser of (i) the value thereof as determined by an independent appraisal made at the time of the origination of such Mortgage Loan, if any, and (ii) the sales price of the related Mortgaged Property.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of such Certificates outstanding shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates then outstanding (except with respect to the Class A-IO Certificates and Residual Certificates). 98% of all Voting Rights will be allocated among all holders of the Certificates (other than the Class A-IO Certificates and Residual Certificates) in proportion to their then outstanding Certificate Principal Balances, 1.00% of all Voting Rights will be allocated among the holders of the Class A-IO Certificates, and 1.00% of all Voting Rights will be allocated among the holders of the Class R Certificates, in proportion to the Percentage Interests evidenced by their respective Certificates; PROVIDED, HOWEVER, that any Certificate registered in the name of the Master Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights. When none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class.

         "Written Order to Authenticate": A written order by which the Depositor directs the Trustee to issue the Certificates.

         Section 1.02      Accounting.
                           ----------

         Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01      Conveyance of Mortgage Loans.
                           ----------------------------

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreements (except Section 9 thereof), and all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreements.

         In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee, the following documents or instruments with respect to each Mortgage
Loan so transferred and assigned (a "Mortgage File"):

                  (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of Norwest Bank Minnesota, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-2, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                  (ii) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Depositor has not caused the original recorded Mortgage to be delivered to the Trustee because of a delay caused by the public recording office were such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Mortgage File shall include, in lieu of such Mortgage, a photocopy of such Mortgage, together with (a) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt by the Depositor; or (b) in the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

                  (iii) an original Assignment of the Mortgage executed in the following form: "Norwest Bank Minnesota, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates Series
         1999-2.

                  (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii), or if any such intervening assignment has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the Mortgage File shall include a photocopy of such intervening assignment, together with (a) in the case of a delay caused by the public recording, an Officer's Certificate of the title insurer insuring the Mortgage stating that such intervening Assignment of Mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Depositor; or (b) in the case of an intervening Assignment of Mortgage where a public recording office retains the original recorded intervening Assignment of Mortgage or in the case where an intervening Assignment of Mortgage is lost after recordation in a public recording office, a copy of such intervening Assignment with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage;

                  (v) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

                  (vi) the original of any guarantee executed in connection with the Mortgage Note;

                  (vii)    [reserved];

                  (viii) the original mortgagee title insurance policy;

                  (ix) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

                  (x) the original power of attorney, if applicable; and

                  (xi) if such Mortgage Loan is a Buydown Mortgage Loan (as shown in the Mortgage Loan Schedule), the original Buydown Agreement.

         The Master Servicer (in its capacity as Originator) shall promptly (and in no event later than five Business Days following the later of the Closing Date and the date of receipt by the Master Servicer of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment delivered to it pursuant to Sections 2.01(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer (in its capacity as Originator) shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

         With respect to a maximum of approximately 0.5% of the Mortgage Loans, by outstanding principal balance of the Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in Section 2.01(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the Trustee within three Business Days.

         The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan.

         All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by or on behalf of the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

         Section 2.02      Acceptance of Trust Fund by the Trustee.
                           ---------------------------------------

         Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(iii)) above and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of the "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File on or before the Closing Date and to certify on the Closing Date in substantially the form attached hereto as Exhibit I-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification),
(i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(iii)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii), (vi), (vii),
(ix), (x), (xi) and (xv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine.

         The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File within 60 days following the Closing Date and to certify in substantially the form attached hereto as Exhibit I-2 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii), (vi), (vii), (ix), (x),
(xi) and (xv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine.

         Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit I-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

         If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by any of Bishop's Gate or the Originator in the Mortgage Loan Purchase Agreements in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

         The Trustee shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Master Servicer for servicing purposes.

         Section 2.03 Repurchase or Substitution of Mortgage Loans by the Originator or Bishop's Gate.
                           ---------------------------------------------------

         (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator or Bishop's Gate of any representation, warranty or covenant under the Mortgage Loan Purchase Agreements in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, by the Trustee, the Master Servicer or the Depositor shall promptly notify the Originator or Bishop's Gate, as the case may be, and the Trustee, the Master Servicer and the Depositor of such defect, missing document or breach and request that the Originator or Bishop's Gate, as the case may be, deliver such missing document or cure such defect or breach within 60 days from the date the Originator or Bishop's Gate, as the case may be, was notified of such missing document, defect or breach, and if the Originator or Bishop's Gate, as the case may be, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, in accordance with Section 3.02(b), the Trustee) shall enforce the obligations of the Originator or Bishop's Gate, as the case may be, under the Mortgage Loan Purchase Agreements to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price within 60 days after the date on which the Originator or Bishop's Gate, as the case may be, was notified (subject to Section 2.03(d)) of such missing document, defect or breach, if and to the extent that the Originator or Bishop's Gate, as the case may be, is obligated to do so under the Mortgage Loan Purchase Agreements. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Originator or Bishop's Gate, as the case may be, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or Bishop's Gate, as the case may be, shall furnish to it and as shall be necessary to vest in the Originator or Bishop's Gate, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreements, the Originator or Bishop's Gate, as the case may be, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Originator or Bishop's Gate, as the case may be, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Depositor, the Master Servicer or the Trustee on behalf of the Certificateholders.

         (b) Within 60 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

         (c) Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a), in the case of the Originator or Bishop's Gate, must be effected prior to the date which is two years after the Startup Day of the REMIC.

         As to any Defective Mortgage Loan for which the Originator or Bishop's Gate substitutes a Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator or Bishop's Gate, as the case may be, delivering to the Trustee, for such Eligible Substitute

Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt of the original Mortgage Note for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents in the manner specified in Section 2.02 and deliver to the Depositor and the Master Servicer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit I-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor and the Master Servicer a certification substantially in the form of
Exhibit I-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originator or Bishop's Gate, as the case may be. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Defective Mortgage Loan on or before the Due Date in the month of substitution, and the Originator or Bishop's Gate, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Originator or Bishop's Gate, the Mortgage Loan Purchase Agreements, including, in the case of a substitution effected by the Originator, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreements in each case as of the date of substitution.

         For any month in which the Originator or Bishop's Gate substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate of, as to each such Eligible Substitute Mortgage Loan, the Principal Balance thereof as of the date of substitution, together with one month's interest on such Principal Balance at the applicable Net Mortgage Rate. On the date of such substitution, the Originator or Bishop's Gate, as the case may be, will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Originator or Bishop's Gate, as the case may be, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or Bishop's Gate, as the case may be, shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

         In addition, the Originator or Bishop's Gate, as the case may be, shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (d) Upon discovery by the Depositor, the Originator, Bishop's Gate, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Originator or Bishop's Gate, as applicable, shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 60 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by the Originator or Bishop's Gate, as the case may be, if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Originator or Bishop's Gate under the Mortgage Loan Purchase Agreements. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.03(a), if made by the Originator or Bishop's Gate. The Trustee shall reconvey to the Originator or Bishop's Gate, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

         Section 2.04 Representations, Warranties and Covenants of the Master Servicer.
                           ------------------------------------------------

         The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Master Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

                  (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof; and

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

                  (vii) The Master Servicer's computer and other systems used in servicing the Mortgage Loans will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, (a) the Master Servicer can service the Mortgage Loans in accordance with the terms of the Agreement and (b) the Master Servicer can operate its business in the same manner as it is operating on the Closing Date.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee. Subject to Section 7.01, the obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches shall constitute the sole remedies against the Master Servicer available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.04. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreements signed by the Master Servicer in its capacity as Originator, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Originator contained in such Mortgage Loan Purchase Agreements.

         Section 2.05      Representations and Warranties of the Depositor.
                           -----------------------------------------------

         The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders as follows:

                  (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller as defined in the Mortgage Loan Purchase Agreements) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

                  (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                  (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

                  (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

                  (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

                  (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.


                                   ARTICLE III
                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

         Section 3.01      MASTER SERVICER TO ACT AS MASTER SERVICER.

         The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                         (i) any relationship that the Master Servicer, any
                  Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                        (ii) the ownership of any Certificate by the Master
                  Servicer or any Affiliate of the Master Servicer;

                        (iii) the Master Servicer's obligation to make Advances
                  or Servicing Advances; or

                        (iv) the Master Servicer's or any Sub-Servicer's right
                  to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Insurance Policy and any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer a power of attorney to carry out such duties. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

                  In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to
Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub- Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.06) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Loan Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause either the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                  The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

         Section 3.02 Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.
                           ----------------------------------------------------

                  (a) The Master Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the
Sub-
Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts of which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section
3.08
and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Originator and the Seller (as defined in the Mortgage Loan Purchase Agreements) under the Mortgage Loan Purchase Agreements, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub- Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreements against the Originator shall be effected by the Master Servicer to the extent it is not the Originator, and otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.

         Section 3.03      Successor Sub-Servicers.
                           -----------------------

                  The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Termination).

         Section 3.04      Liability of the Master Servicer.
                           --------------------------------

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub- Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05 No Contractual Relationship Between Sub-Servicers and Trustee or Certificateholders.
                           -----------------------------------------------------

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section
3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         Section 3.06 Assumption or Termination of Sub-Servicing Agreements by Trustee.
                           -----------------------------------------------------

                  In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Termination), the Trustee or its designee or the successor master servicer as appointed pursuant to Section 7.02 herein, shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section
7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trustee, its designee or any successor master servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                  The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

         Section 3.07      Collection of Certain Mortgage Loan Payments.
                           --------------------------------------------

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy and any other applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, only upon determining that the coverage of such Mortgage Loan by the related Primary Insurance Policy, if any, will not be affected, or (ii) extend the due dates for Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.06 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also, waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Loan Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor.

         Section 3.08      Sub-Servicing Accounts.
                           ----------------------

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub- Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

         Section 3.09 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
                           ---------------------------------------------------

                  The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of ground rents, taxes, assessments, fire and hazard insurance premiums, Primary Insurance Policy premiums, water charges, sewer rents and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of Escrow Payments; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section
3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX; or (vi) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         Section 3.10      Collection Account and Distribution Account.
                           -------------------------------------------

                  (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                         (i) all payments on account of principal, including
                  Principal Prepayments, on the Mortgage Loans;



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



                        (ii) all payments on account of interest (net of the
                  related Master Servicing Fee) on each Mortgage Loan;

                       (iii) all Insurance Proceeds and Liquidation Proceeds
                  (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

                        (iv) any amounts required to be deposited pursuant to
                  Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                         (v) any amounts required to be deposited by the Master
                  Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                        (vi) all proceeds of any Mortgage Loan repurchased or
                  purchased in accordance with Section 2.03 or Section 9.01;

                       (vii) all amounts required to be deposited in connection
                  with shortfalls in principal amount of Eligible Substitute Mortgage Loans pursuant to Section 2.03; and

                       (viii) any amounts required to be transferred from any
                  Buydown Account pursuant to Section 3.25.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Eligible Substitute Mortgage Loan shall be deemed to be the date of substitution.

                  The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees need not be deposited by the Master Servicer in the Collection Account. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Funds for the related Distribution Date then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such


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




excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

                  (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trustee from time to time for deposit, and upon written notification from the Master Servicer, the Trustee shall so deposit, in the Distribution Account:

                         (i) any Advances, as required pursuant to Section 4.06;

                         (ii) any amounts required to be deposited pursuant to
                  Section 3.23(d) or (f) in connection with any REO Property;

                         (iii) any amounts to be paid by the Master Servicer in
                  connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;

                         (iv) any amounts required to be deposited pursuant to
                  Section 3.24 in connection with any Prepayment Interest Shortfalls; and

                         (v) any Stayed Funds, as soon as permitted by the
                  federal bankruptcy court having jurisdiction in such matters.


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




                  (e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

                  (f) The Master Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted
Investments with respect to funds held in the Collection Account.

         Section 3.11 Withdrawals From the Collection Account and Distribution Account.
                           -------------------------------------------

                  (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.06:

                         (i) to remit to the Trustee for deposit in the
                  Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                        (ii) subject to Section 3.16(d), to reimburse the Master
                  Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Master Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.06;

                       (iii) subject to Section 3.16(d), to pay the Master
                  Servicer or any Sub- Servicer any unpaid Master Servicing Fees and reimburse any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Master Servicer with respect to such Mortgage Loan;

                        (iv) to pay to the Master Servicer as servicing
                  compensation (in addition to the Master Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                         (v) to pay to the Master Servicer, the Depositor, the
                  Originator or Bishop's Gate, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                        (vi) to reimburse the Master Servicer for any Advance
                  previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of
                  Section 4.06;

                       (vii) to reimburse the Master Servicer or the Depositor
                  for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to
                  Section 6.03;

                      (viii) to reimburse the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                        (ix) to pay, or to reimburse the Master Servicer for
                  advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                         (x) to clear and terminate the Collection Account
                  pursuant to Section 10.01; and

                         [(xi) to reimburse the Master Servicer for amounts
                  deposited in error].

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and
(ix) above. The Master Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause
(vii) above.

                  (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                         (i) to make distributions to Certificateholders in
                  accordance with Section 4.01;

                         (ii) to pay to itself amounts to which it is entitled
                  pursuant to Section 8.05;

                         (iii) to pay itself any interest income earned on funds
                  deposited in the Distribution Account pursuant to Section 3.12(c);

                         (iv) to reimburse itself pursuant to Section 7.02 and
                  7.01(b);

                         (v) to pay any amounts in respect of taxes pursuant to
                  10.01(g)(iii); and

                        (vi) to clear and terminate the Distribution Account
                  pursuant to Section 10.01.

         Section 3.12 Investment of Funds in the Collection Account and the Distribution Account.
                           -----------------------------------------------------

                  (a) The Master Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.12, an "Investment Account"), and the Trustee, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, also an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                           (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Master Servicer, shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Master Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trustee, shall be for the benefit of the Trustee and shall be subject to its withdrawal at any time. The Trustee shall deposit in the Distribution Account, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         Section 3.13 Maintenance of the Primary Insurance Policies; Collections Thereunder.
                           ----------------------------------------------

                  The Master Servicer will maintain or cause the related Sub-Servicer, if any, to maintain in full force and effect, if required under the Mortgage Loan Purchase Agreements and to the extent available, a Primary Insurance Policy conforming in all respects to the description set forth in
Section 2(vii) of the Mortgage Loan Purchase Agreements with respect to each Mortgage Loan so insured as of the Closing Date (or, in the case of a Eligible Substitute Mortgage Loan, on the date of substitution). Such coverage will be maintained with respect to each such Mortgage Loan for so long as it is outstanding, subject to any applicable laws or until the related Loan-to-Value Ratio is reduced to less than or equal to 80% based on Mortgagor payments. The Master Servicer shall cause the premium for each Primary Insurance Policy to be paid on a timely basis and shall pay such premium out of its own funds if it is not otherwise paid. The Master Servicer or the related Sub- Servicer, if any, will not cancel or refuse to renew any such Primary Insurance Policy in effect on the Closing Date (or, in the case of a Eligible Substitute Mortgage Loan, on the date of substitution) that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with an insurer.

                  The Master Servicer shall not take, or permit any Sub-Servicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Sub-Servicer, would have been covered thereunder. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Insurance Policy. In connection with any assumption and modification agreement or substitution of liability agreement entered into or to be entered into pursuant to Section 3.15, the Master Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption in accordance with the terms of such policies and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If any such Primary Insurance Policy is terminated as a result of such assumption, the Master Servicer or the related Sub- Servicer shall obtain a replacement Primary Insurance Policy as provided above.

                  In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Master Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11; and any amounts collected by the Master Servicer under any Primary Insurance Policy in respect of any REO Property shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.23. In those cases in which a Mortgage Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee, and the Certificateholders, will present claims to the insurer under any Primary Insurance Policy and all collections thereunder shall be deposited initially in the Sub- Servicing Account.

         Section 3.14 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.
                           ----------------------------------------------

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Loan Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to
Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property


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



is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a "General Policy Rating" of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee (upon the Trustee's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.



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



         Section 3.15      Enforcement of Due-On-Sale Clauses; Assumption
                           Agreements.
                           ----------------------------------------------

                  The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable Primary Insurance Policy or hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Loan Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term


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



"assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 3.16      Realization Upon Defaulted Mortgage Loans.
                           -----------------------------------------

                  (a) The Master Servicer shall, consistent with the servicing standard set forth in Section 3.01, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in
Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                         (1) such Mortgaged Property is in compliance with
                  applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                         (2) there are no circumstances present at such
                  Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest


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



                  of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.23 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) The Master Servicer may at its option purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant hereto.

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: FIRST, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); SECOND, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and THIRD, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: FIRST, to unpaid Master Servicing Fees; and SECOND, to the balance of the interest


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then due and owing. The portion of the recovery so allocated to unpaid Master
Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

         Section 3.17      Trustee to Cooperate; Release of Mortgage Files.
                           -----------------------------------------------

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivering a certification in duplicate (one of which will be returned to the Master Servicer with the Mortgage File) in the form of Exhibit E which shall be signed by a Servicing Officer or in a mutually agreeable electronic format which will in lieu of a signature be deemed to originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any other insurance policy relating to the Mortgage Loans, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee in duplicate (one of which will be returned to the Master Servicer with the Mortgage File) of a Request for Release in the form of Exhibit E, which shall be signed by a Servicing Officer or in a mutually agreeable electronic format which will in lieu of a signature be deemed to originate from a Servicing Officer release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, and in the form provided by the Master Servicer execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Master Servicer shall no longer be obligated to return the documents released by the Trustee pursuant to the related


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



Request for Release and a copy of the Request for Release shall be released by the Trustee to the Master Servicer.

                  (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.18      Servicing Compensation.
                           ----------------------

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Master Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest and Buydown Funds in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Master Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  Additional servicing compensation in the form of assumption fees, late payment charges and other similar fees and charges shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums due under the Primary Insurance Policies, if any, premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.19      Reports To The Trustee; Collection Account
                           Statements.
                           ------------------------------------------

                  Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Depositor a statement prepared by the Master Servicer setting forth


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the status of the Collection Account as of the close of business on such
Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

         Section 3.20      Statement as to Compliance.
                           --------------------------

                  The Master Servicer will deliver to the Trustee, the Depositor and each Rating Agency on or before March 15 of each calendar year commencing in 2000, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trustee.

         Section 3.21      Independent Public Accountants' Servicing Report.
                           ------------------------------------------------

                  Not later than March 15 of each calendar year commencing in 2000, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one


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year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee and each Rating Agency.

         Section 3.22      Access to Certain Documentation.
                           -------------------------------

                  The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

         Section 3.23      Title, Management and Disposition of REO Property.
                           -------------------------------------------------

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property within three years, after the end of the calendar year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Trustee and the Depositor an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause the Trust Fund to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer


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



shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                         (i) all insurance premiums due and payable in respect
                  of such REO Property;

                        (ii) all real estate taxes and assessments in respect of
                  such REO Property that may result in the imposition of a lien thereon; and

                         (iii) all costs and expenses necessary to maintain such
                  REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall:

                         (i) authorize the Trust Fund to enter into, renew or
                  extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                        (ii) authorize any amount to be received or accrued
                  under any New Lease other than amounts that will constitute Rents from Real Property;

                       (iii) authorize any construction on any REO Property,
                  other than the completion of a building or other improvement thereon, and then only if more than


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



                  ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
                  Section 856(e)(4)(B) of the Code; or

                        (iv) authorize any Person to Directly Operate any REO
                  Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                         (i) the terms and conditions of any such contract shall
                  not be inconsistent herewith;

                        (ii) any such contract shall require, or shall be
                  administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                       (iii) none of the provisions of this Section 3.23(c)
                  relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                        (iv) the Master Servicer shall be obligated with respect
                  thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees.



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



                  (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Master Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

                  (e) Subject to the time constraints set forth in Section 3.23(a), and further subject to obtaining the approval of the insurer under any related Primary Insurance Policy (if and to the extent that such approvals are necessary to make claims under such policies in respect of the affected REO Property), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         Section 3.24 Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.
                           ------------------------------------------------

                  The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from full or partial Principal Prepayments during the related Prepayment Period and (ii) the portion of its aggregate Master Servicing Fee which accrued at a Master Servicing Fee Rate of 0.20% per annum for the most recently ended calendar month ("Compensating Interest").


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



         Section 3.25      Administration of Buydown Funds.
                           -------------------------------

                  The Buydown Account established and maintained by the Master Servicer with respect to each Buydown Mortgage Loan shall be a non-interest bearing Eligible Account. Upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Master Servicer will withdraw from the related Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the Monthly Payment and will deposit that amount together with the related payment made by the Mortgagor in the Collection Account.

                  If any Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will withdraw from the related Buydown Account and remit to such Mortgagor in accordance with the related Buydown Agreement any Buydown Funds remaining in the Buydown Account. If a Principal Prepayment by a Mortgagor during the Buydown Period, together with any Buydown Funds in the related Buydown Account, will result in a Principal Prepayment in full, the Master Servicer will withdraw from the related Buydown Account for deposit in the Collection Account the Buydown Funds, which together with such Principal Prepayment, will result in a Principal Prepayment in full. If a Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the Mortgaged Property is sold at foreclosure or title thereto is acquired on behalf of the Certificateholders, the Master Servicer will withdraw from the Buydown Account the Buydown Funds (which shall thereupon constitute "Liquidation Proceeds" for purposes of this Agreement) for deposit in the Collection Account.

         Section 3.26 Obligations of the Master Servicer in Respect of Loan Rates and Monthly Payments.
                           -----------------------------------------------------

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to a calculation of the principal balance of a Mortgage Loan that was made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.


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




                                   ARTICLE IV

                                  FLOW OF FUNDS

         Section 4.01      Distributions.
                           -------------

         (a) On each Distribution Date the Paying Agent, which shall be the Trustee, shall distribute the following amounts, in the following order of priority, in each case to the extent of the Available Funds:

                  (i) to the Class A Certificateholders (other than the Class A-PO Certificateholders) and Class R Certificateholders, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates, as applicable, for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.01(a) (the "Senior Interest Distribution Amount");

                  (ii) (X) to the Class A-PO Certificateholders the Class A-PO Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

                           (Y) to the Class A Certificateholders (other than Class A-PO Certificateholders and Class A-IO Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in
         Section 4.01(b)(i) through (iii) and Section 4.01(c), the Senior Principal Distribution Amount (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

                  (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Distribution Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Losses or Extraordinary Losses;

                  (iv) to the Holders of the Class M Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;



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



                  (v) to the Holders of the Class M Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class M Certificates;

                  (vi) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                  (vii) to the Holders of the Class B-1 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

                  (viii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                  (ix) to the Holders of the Class B-2 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

                  (x) to the Holders of the Class B-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                  (xi) to the Holders of the Class B-3 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

                  (xii) to the Holders of the Class B-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                  (xiii) to the Holders of the Class B-4 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date applied in reduction of the Certificate Principal Balance of the Class B-4 Certificates;

                  (xiv) to the Holders of the Class B-5 Certificates, an amount equal to the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date are insufficient therefor;


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



                  (xv) to the Holders of the Class B-5 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date applied in reduction of the Certificate Principal Balance of the Class B-5 Certificates;

                  (xvi) to the Class A Certificateholders (other than the Class A-IO Certificateholders) and Class R Certificateholders in the priority set forth in Section 4.01(b), the portion, if any, of the Available Funds remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A and Class R Certificates, and thereafter, to the Class M, Class B-1 and Class B-2 Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Funds remaining after the Class A Certificates and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M, Class B-1 and Class B-2 Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M, Class B-1 and Class B-2 Certificates; and thereafter to each other Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Funds remaining after the Class M, Class B-1 and Class B-2 Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

                  (xvii) to the Class R Certificateholders, the balance, if any, of the Available Funds.

         Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class M Certificates or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

         (b) Distributions of principal on the Class A Certificates (other than the Class A-PO Certificates and the Class A-IO Certificates) and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Senior Credit Support Depletion Date will be made as follows:

                  (i) the Senior Principal Distribution Amount to the Class R Certificates until the Certificate Principal Balance thereof has been reduced to zero; and


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



                  (ii) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clause (i) above shall be distributed to the Class A-3 Certificates in reduction of the Certificate Principal Balance thereof, in an amount equal to the sum of the following:

                           (A) the Class A-3 Certificates' pro rata share (based
                  on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Certificates (other than the Class A-PO Certificates)) of the aggregate of amounts described in clause (i) and (ii) of the definition "Senior Principal Distribution Amount" herein (without application of the Senior Percentage and Senior Prepayment Percentage); and

                           (B) the Lockout Prepayment Percentage of the Class
                  A-3 Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Certificates (other than the Class A-PO Certificates)) of the aggregate of amounts described in clause (iii) of the definition "Senior Principal Distribution Amount" herein (without application of the Senior Percentage);

                  PROVIDED that, if the aggregate of the amounts set forth in clauses (i) through (iii) of the definition "Senior Principal Distribution Amount" herein is more than the balance of the Available Funds remaining after the Senior Interest Distribution Amount and the Class A-PO Distribution Amount have been distributed, the amount paid to the Class A-3 Certificates pursuant to this clause shall be reduced by an amount equal to the Class A-3 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-PO Certificates)) of such difference;

                  (iii) the balance of the Senior Principal Distribution Amount remaining after the distribution described in clauses (i) and (ii) above, shall be distributed in the following order:

                  (1) FIRST, concurrently, as follows:

                           (A) 60.626594% to the Class A-1 Certificates, until
                  the Certificate Principal Balance thereof has been reduced to zero; and

                           (B) 39.373406%, first, to the Class A-4 Certificates
                  and second, to the Class A-5 Certificates, in each case, until the Certificate Principal Balance thereof has been reduced to zero;

                  (2) SECOND, to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and



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



                  (3) THIRD, to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         (c) On or after the occurrence of the Senior Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the Senior Certificates (other than the Class A-PO Certificates) will be disregarded and an amount equal to the Senior Principal Distribution Amount will be distributed to the Senior Certificates (other than the Class A-PO Certificates) remaining pro rata in accordance with their respective outstanding Certificate Principal Balances and the amount set forth in Section 4.01(a)(i) herein will be distributed as set forth therein.

         (d) After reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-PO Certificates) to zero but prior to the Senior Credit Support Depletion Date, the Senior Certificates (other than the Class A-PO Certificates) will be entitled to no further distributions of principal thereon and the Available Funds will be paid solely to the holders of the Class A-PO Certificates, Class A-IO Certificates, Class M Certificates and Class B Certificates in each case as described herein.

         Section 4.02      Allocation of Losses.
                           --------------------

                  (i) On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan shall be allocated to the Class A-PO Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss or an Extraordinary Loss, allocated on or prior to the Senior Credit Support Depletion Date will be a "Class A-PO Deferred Amount."

                  (ii) On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss, other than any Excess Loss or any Extraordinary Loss, shall be allocated first to the Subordinated Certificates, in the reverse order of their relative priority of payment beginning with the Class of Subordinated Certificates then outstanding with the lowest relative priority of payment, in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Class A-PO Certificates) pro rata, based upon their respective Class Certificate Balances. Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.01(a).

                  (iii) On each Distribution Date, the applicable Non-PO Percentage of Excess Losses and Extraordinary Losses shall be allocated pro rata among the Classes of Senior Certificates (other than the Class A-PO Certificates) and the Subordinated Certificates based upon their respective Class Certificate Balances.



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



                  (iv) Extraordinary Trust Fund Expenses shall be allocated by the Trustee on each Distribution Date as follows: first, to the Class B-5 Certificates; second, to the Class B-4 Certificates; third, to the Class B-3 Certificates; fourth, to the Class B-2 Certificates; fifth, to the Class B-1 Certificates; and sixth, to the Class M Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero. Thereafter, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero, such Extraordinary Trust Fund Expenses shall be allocated among the Senior Certificates (other than the Class IO Certificates) on a pro rata basis.

         Section 4.03      Method of Distribution.
                           ----------------------

         The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of the Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on any Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of such Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         Section 4.04      Distributions on Book-Entry Certificates.
                           ----------------------------------------

         Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor, the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

         Section 4.05      Statements.
                           ----------

                  (a) On each Distribution Date, based, as applicable, on information contained in the Remittance Report, the Trustee shall prepare and forward by mail to each Holder of the


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



         Regular Certificates, the Master Servicer and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates, separately identified, allocable to principal;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest, separately identified;

                  (iii) the aggregate amount of servicing compensation received by the Master Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable
         Certificateholders to prepare their tax returns;

                  (iv) the aggregate amount of Advances for the related Due Period;

                  (v) the Pool Principal Balance at the close of business at the end of the related Due Period;

                  (vi) the number, weighted average remaining term to maturity and weighted average Loan Rate of the Mortgage Loans as of the related Due Date;

                  (vii) the number and aggregate unpaid principal balance of Mortgage Loans (a) one month, two months or three months delinquent on a contractual basis, (b) as to which foreclosure proceedings have been commenced and (c) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (ix) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding due period;

                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xi) the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;



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



                  (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account for such Distribution Date;

                  (xiii) the Class Certificate Principal Balance or Notional Amount (with respect to the Class A-I0 Certificates), as the case may be, of each Class of Certificates, after giving effect to the distributions made on such Distribution Date;

                  (xiv) the Interest Remittance Amount in respect of each Class of Certificates for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

                  (xv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments of Compensating Interest by the Master Servicer pursuant to
         Section 3.24;


                  (xvi)    the Available Funds;

                  (xvii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

                  (xviii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                  (xix) the aggregate Principal Balance of Mortgage Loans purchased by the Master Servicer during the related Due Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan.

         The Trustee shall forward such report concurrently with each distribution to the Certificateholders, the Rating Agencies, Bloomberg (at 499 Park Avenue, New York, New York 10022, Attention: Mike Geller) and Intex Solutions (at 35 Highland Circle, Needham, Massachusetts 02144, Attention:
Harold Brennman) on the related Distribution Date. The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website, electronic bulletin board and its fax-on-demand service. The Trustee's website will be located at "www.ctslink.com". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling
(301) 815-6610. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Master Servicer.

         In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.



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



                  (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

                  (c) On each Distribution Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

                  (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

         Section 4.06      Remittance Reports; Advances.
                           ----------------------------

                  (a) On the second Business Day following each Determination Date but in no event less than five Business Days prior to the related Distribution Date, the Master Servicer shall deliver to the Trustee by telecopy (or by such other means as the Master Servicer and the Trustee may agree from time to time) a Remittance Report, and other data mutually agreed upon, with respect to the related Distribution Date. On the same date, the Master Servicer shall forward to the Trustee by overnight mail a computer readable magnetic tape or diskette or in such other medium as may be agreed between the Master Servicer and the Trustee containing the information set forth in such Remittance Report with respect to the related Distribution Date. Not later than the close of business New York time on the Master Servicer Remittance Date, the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by
         Section 4.01, 4.02 and 4.03 and to prepare the statements to Certificateholders contemplated by Section 4.05. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.


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




                  (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.07(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Master Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date.

         On or before the close of business New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.07, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Master Servicer by telecopy on any Master Servicer Remittance Date or within one Business Day in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date, as set forth in the related Remittance Report.

                  (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon; provided, however, that such obligation will cease if title to the Mortgaged Property is acquired by the Trust Fund in foreclosure or by deed in lieu of foreclosure.

                  (d) Notwithstanding anything herein to the contrary, no Advance shall be required to be made hereunder by the Master Servicer if such Advance would, if made,


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



         constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master
         Servicer delivered to the Depositor and the Trustee.


                                    ARTICLE V

                                THE CERTIFICATES

         Section 5.01      The Certificates.
                           ----------------

         Each of the Class A, Class M, Class B and Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Certificates (other than the Class A-IO, Class A-PO, Class R, Class B-3, Class B-4 and Class B-5 Certificates) shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $50,000 and integral dollar multiples of $1,000 in excess thereof. The Class A-PO Certificates will be issued in registered, certificated form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, except for one Class A-PO Certificate evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Class Certificate Balance of such class of Certificates. The Class B-3, Class B-4 and Class B-5 Certificates will be issued in registered, certificated form in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof, except for one Class of each of the Class B-3, Class B-4 and Class B-5 Certificates evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Class Certificate Balance of such class of Certificates. The Class A-IO Certificates and Residual Certificates will be issued in registered, certificated form in minimum denominations of a 25% Percentage Interest. Provided however, that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Principal Balance or Class Certificate Notional Balance of such Class on the Closing Date.

         The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has


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



been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Certificates, other then the Private Certificates, the Class A-PO, Class A-IO and Class R Certificates shall be Book-Entry Certificates.

         Section 5.02      Registration of Transfer and Exchange of
                           Certificates.
                           ----------------------------------------

                  (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository


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



         Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

                  (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor,
         (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Termination, the Certificate Owners of each Class of Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advises the Trustee and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Originator's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  (d) Except with respect to the initial transfer of the Private Certificates by the Depositor, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit F-2) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit F-1) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit F-2) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor, (such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit G hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such ERISA- Restricted Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Trustee by the transferee's acceptance of an ERISA-Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA- Restricted Certificates) unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an


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employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Notwithstanding the foregoing, an Opinion of Counsel or certification will not be required with respect to the transfer of any Class M Certificates, Class B-1 Certificates and Class B-2 Certificates to a Depository, or for any subsequent transfer of a Class M Certificate, Class B-1 Certificate and Class B-2 Certificates for so long as such Certificate is a Book-Entry Certificate. Any Transferee of a Book-Entry Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor or (b) such Transferee is an insurance company complying with the procedures in (ii) of the immediately preceding paragraph (a "Complying Insurance Company").

         If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.02(d) above, then the last preceding Transferee that either (i) is not a Plan Investor or (ii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

         Any purported Certificate Owner whose acquisition or holding of any Book-Entry Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(d) shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

         Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a PRO RATA undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:


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




                           A. an affidavit in the form of Exhibit F-3 hereto
                  from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           B. a covenant of the proposed transferee to the
                  effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.


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




                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

                  (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

         Section 5.03      Mutilated, Destroyed, Lost or Stolen Certificates.
                           -------------------------------------------------

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.



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         Section 5.04      Persons Deemed Owners.
                           ---------------------

         The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         Section 5.05      Appointment of Paying Agent.
                           ---------------------------

                  (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section
         4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Sections 3.10 and 3.11 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Rating Agencies.

                  (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

         Section 6.01      Liability of the Master Servicer and the Depositor.
                           --------------------------------------------------

         The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.


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



         Section 6.02 Merger or Consolidation of or Assumption of the Obligations of the Master Servicer or the Depositor.
                           ---------------------------------------------------

         Any entity into which the Master Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Master Servicer or the Depositor, shall be the successor of the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor master servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor master servicer.

         Section 6.03      Limitation on Liability of the Master Servicer and
                           Others.
                           --------------------------------------------------

         Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer or by reason of its reckless disregard of its obligations and duties of the Master Servicer hereunder; PROVIDED, FURTHER, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Master Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor only pursuant to Section 3.11. The Master Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or
7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior


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



to such resignation or termination). This paragraph shall apply to the Master Servicer solely in its capacity as Master Servicer hereunder and in no other capacities.

         Section 6.04      Master Servicer Not to Resign.
                           -----------------------------

         Subject to the provisions of Section 7.01 and Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor master servicer to the Trustee in writing and such proposed successor master servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor master servicer stating that the proposed appointment of such successor master servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect; PROVIDED, HOWEVER, that no such resignation by the Master Servicer shall become effective until such successor master servicer or, in the case of (i) above, the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor master servicer in accordance with
Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

         Section 6.05      Delegation of Duties.
                           --------------------

         In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section
6.04. The Master Servicer shall provide the Trustee and the Rating Agencies with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.


                                   ARTICLE VII

                                     DEFAULT



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         Section 7.01      Master Servicer Events of Termination.
                           -------------------------------------

                  (a) If any one of the following events ("Master Servicer Events of Termination") shall occur and be continuing:

                  (i) (A) The failure by the Master Servicer to make any Advance (other than a Nonrecoverable Advance); or (B) any other failure by the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee, Depositor or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights; or

                  (ii) The failure by the Master Servicer to make any required Advance which failure continues unremedied for a period of 30 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                  (iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (b) then, and in each and every such case, so long as a Master Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Business Day immediately following the Master Servicer Remittance Date, the Trustee may terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor master servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to the terms of
         Section 7.02, the duties of a successor master servicer and (y) in the case of (i)(B), (ii), (iii), (iv), (v), (vi) and (vii) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Master Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. Any such notice to the Master Servicer shall also be given to each Rating Agency and the Depositor. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or duly appointed successor master servicer pursuant to and under this Section; and, without limitation, the Trustee or duly appointed successor master servicer is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Master Servicer agrees to cooperate with the Trustee (or the applicable successor master servicer) in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor master servicer) for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All Transition Costs incurred in connection with transferring the Mortgage Files to the successor master servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) or by the Trust pursuant to Section 3.11(b)(iv) herein if the Master Servicer is unable to fulfill its obligations hereunder upon presentation of reasonable documentation of such costs and expenses. For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Master


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



         Servicer Event of Termination unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Termination is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

         Section 7.02      Trustee to Act; Appointment of Successor.
                           ----------------------------------------

                  (a) Within 90 days of the time the Master Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor master servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.06. As compensation therefor, the Trustee (or such other successor master servicer) shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor master servicer or (ii) if the Trustee is legally unable so to act, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, that the appointment of any such successor master servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Master Servicing Fee). The appointment of a successor master servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.13 or to indemnify the Trustee pursuant to
         Section 6.26, nor shall any successor master servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  (b) If the Master Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of the Certificates and this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the federal Bankruptcy Code, the Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under
         Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee, can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, with interest, if such interest is allowed as an Extraordinary Trust Fund Expense, at the then prevailing Federal Funds Rate, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

                  (c) Any successor, including the Trustee, to the Master Servicer as servicer shall during the term of its service as master servicer continue to master service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.14.

         Section 7.03      Waiver of Master Servicer Events of Termination.
                           -----------------------------------------------

         The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VII, PROVIDED, HOWEVER, that the Majority Certificateholders may not waive such events or a Master Servicer Event of Termination in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default


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or impair any right consequent thereto except to the extent expressly so waived.
Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

         Section 7.04      Notification to Certificateholders.
                           ----------------------------------

                  (a) Upon any termination or appointment of a successor the Master Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

                  (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Master Servicer Event of Termination the Trustee shall be deemed to have actual knowledge of such Master Servicer Event of Termination five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event and the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Master Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

         Section 7.05      Survivability of Master Servicer Liabilities.
                           --------------------------------------------

         Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                                   THE TRUSTEE

         Section 8.01      Duties of Trustee.
                           -----------------

         The Trustee, prior to the occurrence of a Master Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether


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they conform to the requirements of this Agreement; provided, however, that the
Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

                  (i) prior to the occurrence of a Master Servicer Event of Termination, and after the curing of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 7.01 or any Master Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer or the Majority Certificateholders. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Master Servicer Event of Termination.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions


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



contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         The Trustee shall not complete foreclosure proceedings, or accept a deed in lieu of foreclosure, with respect to any Mortgage Loan, unless the Trustee has been supplied with an Opinion of Counsel to the effect that if the related Mortgaged Property is acquired by the Trust, such Mortgaged Property from such Mortgage will qualify as "foreclosure property" within the meaning of
Section 860G(a) (8) of the Code. In the event that the Trustee acquires possession of any Mortgaged Property in spite of the foregoing, the Trustee shall dispose of the acquired Mortgaged Property as expeditiously as possible.

         The Trustee shall have no duty (A) to see any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account to confirm or verify the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         Section 8.02      Certain Matters Affecting the Trustee.
                           -------------------------------------

                  (a)        Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee


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         reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care; and

                  (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

         Section 8.03      Trustee Not Liable for Certificates or Mortgage
                           Loans.
                           -----------------------------------------------

         The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Master Servicer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as


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



to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the compliance by the Depositor or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), any Sub- Master Servicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), or any Sub-Master Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Sub-Master Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); PROVIDED, HOWEVER, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor master servicer).

         Section 8.04      Trustee May Own Certificates.
                           ----------------------------

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Master Servicer, the Depositor or their Affiliates.

         Section 8.05      Master Servicer to Pay Trustee Fees and Expenses.
                           ------------------------------------------------

         Prior to disbursing the Available Funds, the Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee and, to the extent funds therein


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are at any time insufficient for such purpose, the Master Servicer shall pay such fees as reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee (or, if the Master Servicer is unable to fulfill its obligations hereunder, the Trust Fund will reimburse pursuant to Section 3.11(b)(ii) herein) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the Master Servicer covenants and agrees to indemnify the Trustee (or, if the Master Servicer is unable to fulfill its obligations hereunder, the Trust Fund will reimburse pursuant to Section 3.11(b)(ii) herein) and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified, by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents (other than the Custodian) and its counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee or such party arising out of or in connection with the acceptance or administration of its duties under this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance by the Trustee of its duties under this Agreement or by reason of the reckless disregard of the Trustee's obligations and duties under this Agreement. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

         Section 8.06      Eligibility Requirements for Trustee.
                           ------------------------------------

         The Trustee hereunder shall be a corporation or a national banking association, and duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of Baa3 by Fitch and a short-term rating of at least A-1 by S&P, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus


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



as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

         Section 8.07      Resignation or Removal of Trustee.
                           ---------------------------------

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor or the Master Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

         The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

         Section 8.08      Successor Trustee.
                           -----------------

         Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Rating Agencies, the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating
Agency.

         Section 8.09      Merger or Consolidation of Trustee.
                           ----------------------------------

         Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10      Appointment of Co-Trustee or Separate Trustee.
                           ---------------------------------------------

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Master Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Master Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Rating Agencies and the Master Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.



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         Section 8.11      Limitation of Liability.
                           -----------------------

         The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         Section 8.12 Trustee May Enforce Claims Without Possession of Certificates.
                           ------------------------------------------------

                  (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                  (b) The Trustee shall afford the Depositor, the Master Servicer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Master Servicer, the Depositor and such Certificateholder and shall make available to the Master Servicer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Depositor, the Master Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         Section 8.13      Suits for Enforcement.
                           ---------------------

         In case a Master Servicer Event of Termination or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.


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         Section 8.14      Waiver of Bond Requirement.
                           --------------------------

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

         Section 8.15      Waiver of Inventory, Accounting and Appraisal
                           Requirement.
                           ---------------------------------------------

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

         Section 8.16 Periodic Filings with the Securities and Exchange Commission; Additional Information.
                           -------------------------------------------------

         The Trustee shall prepare or cause to be prepared for filing with the Securities and Exchange Commission (the "Commission") (other than the Current Report on Form 8-K (as defined in the Securities Act of 1933, as amended) to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates) any and all reports, statements and information respect the Trust Fund and/or the Certificates required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited, pursuant to the Securities Exchange Act of 1934, as amended. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests with, or other appropriate exemptive relief from, the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates. Fees and expenses incurred by the Trustee in connection with this Section shall not be reimburseable from the Trust Fund.

         The Master Servicer and the Depositor each agree to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within their respective control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.

                                   ARTICLE IX

                              REMIC ADMINISTRATION



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         Section 9.01      REMIC Administration.
                           --------------------

                  (a) A REMIC election shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests in the REMIC and the Class R Certificates shall be designated as the sole Class of Residual Interest in the REMIC.

                  (b) The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of section 860G(a)(9) of the Code.

                  (c) The Master Servicer shall pay any and all tax related expenses (not including taxes) of the REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder (including its duties as tax return preparer). The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

                  (d) The Trustee shall prepare, sign and file, the REMIC's federal and state tax and information returns as the REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

                  (e) The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to the REMIC and shall act as Tax Matters Person for the REMIC. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of the REMIC all reporting and other tax compliance duties that are the responsibility of the REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and
         (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

                  (f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause the Trust Fund to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as


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





         necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the
         Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to the Trust Fund or the assets therein, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause the Trust Fund to take any such action as to which the Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

                  (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the REMIC by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to Holders of regular interests in the REMIC, as the case may be.

                  (h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund REMIC on a calendar year and on an accrual basis.

No additional contributions of assets shall be made to the Trust Fund, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Loans.

                  (i) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services.

                  (j) On or before April 15 of each calendar year beginning in 2000, the Trustee shall deliver to the Master Servicer and each Rating Agency an Officer's Certificate stating, without regard to any actions taken by the Master Servicer, the Holder of a Class R Certificate, or the Depositor, that the Trustee has fulfilled its obligations pursuant to the provisions of this Section 9.01.



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




         Section 9.02      Prohibited Transactions and Activities.
                           --------------------------------------

         Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or
(v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for the Trust Fund, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to the Trust Fund after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of the Trust Fund as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause the Trust Fund to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

         Section 9.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.
                           -------------------------------------------------

         In the event that the Trust Fund fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the Holder of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; PROVIDED, HOWEVER, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).



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         Section 9.04      REO Property.
                           ------------

                  (a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, and shall, to the extent provided in the applicable Servicing Agreement, not permit any Master Servicer to, rent, lease, or otherwise earn income on behalf of the Trust Fund with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Master Servicer has advised, or has caused the applicable Master Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of the Trust Fund as a REMIC and any income generated for the Trust Fund by the REO Property would not result in the imposition of a tax upon the Trust Fund.

                  (b) The Master Servicer shall make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Master Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the Trust Fund may hold REO Property for a longer period without adversely affecting the REMIC status of the Trust Fund or causing the imposition of a Federal or state tax upon the Trust Fund. If the Master Servicer has received such an extension, then the Master Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Master Servicer has not received such an extension and the Master Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Master Servicer has received such an extension, and the Master Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Master Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                    ARTICLE X

                                   TERMINATION

         Section 10.01     TERMINATION.

                  (a) The respective obligations and responsibilities of the Master Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of
         (i) the Distribution Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional


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



         purchase by the Master Servicer of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

         The Master Servicer may, at its option, terminate this Agreement on any date on which the Loan Balance is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date or by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the outstanding Stated Principal Balance of the Mortgage Loans and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Master Servicing Fees allocable to such Mortgage Loans and REO Properties (the "Termination Price").

         In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Master Servicer pursuant to Section 3.10), which deposit shall be deemed to have occurred immediately preceding such purchase.

         Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price and the delivery of an opinion of counsel that such termination is a "Qualified Liquidation" under Section 860F of the Code.

                  (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution
         Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

                  (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date.



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




                  (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate servicing account for the benefit of such Certificateholders, and the Master Servicer (if the Master Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Class R Certificateholder for payment.

         Section 10.02     Additional Termination Requirements.
                           -----------------------------------

                  (a) In the event that the Majority Class R Certificateholder or the Master Servicer exercises its purchase option as provided in
         Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or
         (ii) cause the Trust Fund constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 90 days prior to the final Distribution Date, the Trustee shall adopt and sign a plan of complete liquidation of the Trust Fund meeting the requirements of a "Qualified Liquidation" under
         Section 860F of the Code and any regulations thereunder;

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Majority Class R Certificateholder or the Master Servicer, as applicable, for cash pursuant to the terms of the plan of complete liquidation; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Holders of each of the Class A (other than the Class A-IO Certificates), Class B and Class M Certificates, the related Class Certificate Principal Balance, plus one month's interest thereon at the applicable Pass-Through Rate, and (B) to the Class R Certificateholders, all cash on hand after such payment to the Class A Certificateholders (other than cash retained to meet claims) and the Trust shall terminate at such time.




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



                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01     Amendment.
                           ---------

         This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee; and without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that any such action listed in clause (i) through (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Master Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Master Servicer and the Trustee.

         In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on the Trust Fund pursuant to the REMIC Provisions or cause the Trust Fund constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

         Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Master Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 11.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

         Section 11.02     Recordation of Agreement; Counterparts.
                           --------------------------------------

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         Section 11.03     Limitation on Rights of Certificateholders.
                           ------------------------------------------

         The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the


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

Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04     Governing Law; Jurisdiction.
                           ---------------------------

         This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

         Section 11.05     Notices.
                           -------

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Originator: Cendant Mortgage Corporation, 6000 Atrium Way, Mt. Laurel, NJ 08054, Attention: Marc Hinkle - Servicing, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer and the Trustee in writing by the Originator, (b) in the case of the Trustee, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, MD 21044, Attention: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-2, with a copy to the Corporate Trust Office or such other address as may hereafter be furnished to the Depositor, the Originator and the Master Servicer in writing by the Trustee, (c) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower, New York, NY 10281, Attention: Vice President - Asset Backed Finance, (telecopy number (212) 449-9015), or such other address or telecopy number as may be furnished to the Originator, the Master Servicer and the Trustee in writing by the Depositor, and (d) in the case of the Master Servicer, Cendant Mortgage Corporation, 6000 Atrium Way, Mt. Laurel, New Jersey 08054, or such other address as may be furnished to Originator, the Depositor and the Trustee in writing by the Master Servicer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

         Section 11.06     Severability of Provisions.
                           --------------------------

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07     Article and Section References.
                           ------------------------------

         All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         Section 11.08     Notice to the Rating Agencies.
                           -----------------------------

                  (a) Each of the Trustee and the Master Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or Master Servicer, as the case may be, has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Master Servicer Event of Termination that has not been cured or waived;

                  (iii) the resignation or termination of the Master Servicer or the Trustee;

                  (iv) the final payment to Holders of the Certificates of any Class;

                  (v) any change in the location of any Account; and

                  (vi) if the Trustee is acting as successor master servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

                  (b) In addition, (i) the Trustee shall promptly furnish to each Rating Agency copies of each Statement to Certificateholders described in Section 4.06 hereof; and

                  (i) the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                           (A) each annual statement as to compliance described
                  in Section 3.19 hereof;

                           (B) each annual independent public accountants'
                  servicing report described in Section 3.20 hereof; and

                           (C) each notice delivered pursuant to Section 7.01(a)
                  hereof which relates to the fact that the Master Servicer has not made an Advance.

         Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., 25 Broadway, 12th Floor, New York, NY 10004, Attention: Mortgage Surveillance Group; Fitch IBCA, Inc., One State Street Plaza, 30th Floor, New York, New York 10004.

         Section 11.09     FURTHER ASSURANCES.

         Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

         Section 11.10     Benefits of Agreement.
                           ---------------------

         Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 11.11     Acts of Certificateholders.
                           --------------------------

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this
         Section 11.11.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                      MERRILL LYNCH MORTGAGE INVESTORS,
                                      INC., as Depositor


                                      By:   /s/ John Winchester
                                            -------------------------------
                                            Name:  John Winchester
                                            Title:  Vice President


                                      CENDANT MORTGAGE CORPORATION, as
                                      Master Servicer


                                      By:   /s/ Peter A. Thomas
                                            -------------------------------
                                            Name:  Peter A. Thomas
                                            Title:  Vice President


                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, as Trustee


                                      By:   /s/ Peter J. Masterman
                                            -------------------------------
                                            Name:  Peter J. Masterman
                                            Title:  Vice President

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

         On the 29th day of April, 1999 before me, a notary public in and for said State, personally appeared John Winchester known to me to be a Vice President of Merrill Lynch Mortgage Investors, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                           /s/ David Floyd
                           ---------------------
                           Notary Public

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

         On the 29th day of April, 1999 before me, a notary public in and for said State, personally appeared Peter A. Thomas known to me to be a Vice President of Cendant Mortgage Corporation, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                    /s/ Jennifer Cone
                                    ---------------------
                                    Notary Public

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

         On the 29th day of April, 1999 before me, a notary public in and for said State, personally appeared Peter J. Masterman, known to me to be Vice President of Norwest Bank Minnesota National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                    /s/ Frances M. Dkougbo
                                    ---------------------
                                    Notary Public

                                    EXHIBIT A
                                    ---------

                           FORM OF CLASS A CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

Series 1999-2, Class [A-__]


Pass-Through Rate: [_____% per annum]
[Variable]

Date of Agreement and Cut-off Date:
April 1, 1999


First Distribution Date: May 25, 1999


No. 1

Aggregate [Certificate Principal Balance]
[Notional Amount] of Class A-__ Certificates as of the Issue Date: $______________

[Denomination] [Notional Amount]:
$______________

Master Servicer:
Cendant Mortgage Corporation

Trustee:  Norwest Bank Minnesota, National
Association

Issue Date: April 29, 1999

CUSIP: 151314 ____


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

         [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX
         ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 29, 1999. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE
         LOANS PREPAY AT 275% OF THE STANDARD PREPAYMENT
         ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE
         OID RULES TO THE CERTIFICATES (THE "PREPAYMENT
         ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO
         MORE THAN $_______ OF OID PER $100,000 OF INITIAL NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF
         OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $100,000 OF INITIAL NOTIONAL AMOUNT,
         COMPUTED UNDER THE EXACT METHOD.  NO REPRESENTATION IS
         MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE

         BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER
         RATE.]

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                  SERIES 1999-2

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that __________ is the registered owner of a Percentage Interest (obtained by dividing the [denomination] [Notional Amount] of this Certificate by the aggregate [Certificate Principal Balance] [Notional Amount] of the Class A-__ Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-__ Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-__ Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-__ Certificates, the aggregate initial [Certificate Principal Balance] [Notional Amount] of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial [Certificate Principal Balance] [Notional Amount] of the Class A-__ Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate [Certificate Principal Balance] [Notional Amount] of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66%, in some cases 100%, of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in The Trust Fund and (iii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from The Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from The Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  April 29, 1999

                                   NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION
                                   as Trustee


                                   By:
                                      -----------------------------------------
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.


                                   NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION
                                   as Certificate Registrar


                                   By:
                                      -----------------------------------------
                                             Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common         UNIF GIFT MIN ACT -   CUSTODIAN
                                                                 -----------
                                                              (Cust)   (Minor)
     TEN ENT  - as tenants by the entireties                 under Uniform Gifts
                                                                to Minors Act
     JT TEN   - as joint tenants with right                   _________________
                of survivorship and not as                        (State)
                tenants in common

                      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
------------------------------------------------------------------------------.

Dated:

                                       ---------------------------------------
                                       Signature by or on behalf of assignor


                                       ---------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ------------------------------------------------, for the account of -------------------------------------------------------,
account number --------------------------, or, if mailed by check, to ------------------------------------------------, Applicable statements should be mailed to -----------------------------------------------.

         This information is provided by --------------------------------------, the assignee named above, or  --------------------------------, as its agent.

                                    EXHIBIT B


                           FORM OF CLASS B CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 29, 1999. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 275% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE RESIDUAL CERTIFICATES, [THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES, THE CLASS B-5 CERTIFICATES] TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN

         TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER
         SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS
         TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF
         SECTION 5.02 OF THE AGREEMENT.]

Series 1999-2, Class B-__


Pass-Through Rate: 6.50% per annum


Date of Agreement and Cut-off Date:
April 1, 1999


First Distribution Date:  May 25, 1999


No. 1

Aggregate Certificate Principal Balance of
Class B-__ Certificates as of the Issue Date:
$----------


Denomination:  $__________

Master Servicer:
Cendant Mortgage Corporation


Trustee:  Norwest Bank Minnesota,
National Association


Issue Date:  April 29, 1999

CUSIP: 151314 ____



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                  SERIES 1999-2

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-__ Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-__ Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-__ Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-__ Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B-__ Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66%, in some cases 100%, of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  [No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached to the Agreement as Exhibit F- 2) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement as Exhibit F-1) and the transferee to execute an investment letter (in substantially the form attached to the Agreement as Exhibit F-2) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the Distribution Date on which the Certificate Principal

Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in The Trust Fund and (iii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from The Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from The Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  April 29, 1999

                                  NORWEST BANK MINNESOTA, NATIONAL
                                  ASSOCIATION,
                                  as Trustee


                                  By:
                                       --------------------------------
                                          Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B-__ Certificates referred to in the within-mentioned Agreement.


                                  NORWEST BANK MINNESOTA, NATIONAL
                                  ASSOCIATION,
                                  as Certificate Registrar


                                  By:
                                       --------------------------------
                                             Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common         UNIF GIFT MIN ACT -   CUSTODIAN
                                                                 -----------
                                                              (Cust)   (Minor)
     TEN ENT  - as tenants by the entireties                 under Uniform Gifts
                                                                to Minors Act
     JT TEN   - as joint tenants with right                   _________________
                of survivorship and not as                        (State)
                tenants in common

                      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
------------------------------------------------------------------------------.

Dated:

                                       ---------------------------------------
                                       Signature by or on behalf of assignor


                                       ---------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ------------------------------------------------, for the account of -------------------------------------------------------,
account number --------------------------, or, if mailed by check, to ------------------------------------------------, Applicable statements should be mailed to -----------------------------------------------.

         This information is provided by --------------------------------------, the assignee named above, or  --------------------------------, as its agent.

                                   EXHIBIT C-1


                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON- UNITED STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY

         TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 1999-2, Class R


Pass-Through Rate: 6.50% per annum


Date of Agreement and Cut-off Date:
April 1, 1999


First Distribution Date:  May 25, 1999


No. 1
Aggregate Certificate Principal Balance of
Class R Certificates as of the Issue Date:
$---------


Denomination:  $______


Master Servicer:
Cendant Mortgage Corporation


Trustee:  Norwest Bank Minnesota,
National Association


Issue Date:  April 29, 1999

CUSIP: 151314 ____

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                  SERIES 1999-2

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R Certificates in The Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66%, in some cases 100%, of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.
                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in The Trust Fund and (iii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from The Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The

Agreement permits, but does not require, the party designated in the Agreement to purchase from The Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  April 29, 1999

                                  NORWEST BANK MINNESOTA, NATIONAL
                                  ASSOCIATION,
                                  as Trustee


                                  By:
                                     --------------------------------------
                                          Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.


                                  NORWEST BANK MINNESOTA, NATIONAL
                                  ASSOCIATION,
                                  as Certificate Registrar


                                  By:
                                     --------------------------------------
                                           Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common         UNIF GIFT MIN ACT -   CUSTODIAN
                                                                 -----------
                                                              (Cust)   (Minor)
     TEN ENT  - as tenants by the entireties                 under Uniform Gifts
                                                                to Minors Act
     JT TEN   - as joint tenants with right                   _________________
                of survivorship and not as                        (State)
                tenants in common

                      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
-------------------------------------------------------------------------------.

Dated:

                                       ---------------------------------------
                                       Signature by or on behalf of assignor


                                       ---------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ------------------------------------------------, for the account of -------------------------------------------------------,
account number --------------------------, or, if mailed by check, to ------------------------------------------------, Applicable statements should be mailed to -----------------------------------------------.

         This information is provided by --------------------------------------, the assignee named above, or  --------------------------------, as its agent.

                                   EXHIBIT C-2


                           FORM OF CLASS M CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 29, 1999. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 275% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE RESIDUAL CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series 1999-2, Class M

Pass-Through Rate: ____% per annum

Date of Agreement and Cut-off Date:
April 1, 1999

April 1, 1999

First Distribution Date:  May 25, 1999

No. 1

Aggregate Certificate Principal Balance of
Class M Certificates as of the Issue Date:
$------------

Denomination:  $____________


Master Servicer:
Cendant Mortgage Corporation

Trustee:  Norwest Bank Minnesota,
National Association

Issue Date:  April 29, 1999

CUSIP: 151314 ____



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                  SERIES 1999-2

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66%, in some cases 100%, of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in The Trust Fund and (iii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from The Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from The Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  April 29, 1999

                                  NORWEST BANK MINNESOTA, NATIONAL
                                  ASSOCIATION,
                                  as Trustee


                                  By:
                                     ---------------------------------------
                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M Certificates referred to in the within-mentioned Agreement.


                                  NORWEST BANK MINNESOTA, NATIONAL
                                  ASSOCIATION,
                                  as Certificate Registrar


                                  By:
                                     ----------------------------------------
                                            Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common         UNIF GIFT MIN ACT -   CUSTODIAN
                                                                 -----------
                                                              (Cust)   (Minor)
     TEN ENT  - as tenants by the entireties                 under Uniform Gifts
                                                                to Minors Act
     JT TEN   - as joint tenants with right                   _________________
                of survivorship and not as                        (State)
                tenants in common

                      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
-------------------------------------------------------------------------------.

Dated:

                                       ---------------------------------------
                                       Signature by or on behalf of assignor


                                       ---------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ------------------------------------------------, for the account of -------------------------------------------------------,
account number --------------------------, or, if mailed by check, to ------------------------------------------------, Applicable statements should be mailed to -----------------------------------------------.

         This information is provided by --------------------------------------, the assignee named above, or  --------------------------------, as its agent.

                                    EXHIBIT D


                             MORTGAGE LOAN SCHEDULE

                                (See Tab No. __)

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Norwest Bank Minnesota, National Association
         1015 10th Avenue S.E.
         Minneapolis, MN 55414-0031
         Attn:  Inventory Control

         Re: Pooling and Servicing Agreement dated as of April 1, 1999, among Merrill Lynch Mortgage Investments, Inc., as Depositor, Cendant Mortgage Corporation, as Master Servicer and Norwest Bank Minnesota, National Association, as Trustee

         In connection with the administration of the Mortgage Loans held by you as Trustee for the Owner pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

REASON FOR REQUESTING DOCUMENTS (check one):
-------------------------------

_______           1.       Mortgage Paid in Full

_______           2.       Foreclosure

_______           3.       Substitution

_______           4.       Other Liquidation (Repurchases, etc.)

_______           5.       Nonliquidation            Reason:____________________

Address to which Trustee should
Deliver the Trustee's Mortgage File:    ______________________________
                                        ______________________________
                                        ______________________________

                                       By:_______________________________
                                               (authorized signer)
                                       Issuer:___________________________
                                       Address:   _______________________
                                                  _______________________

                                       Date:      _______________________

Custodian
---------

Norwest Bank Minnesota, National Association

Please acknowledge the execution of the above request by your signature and date below:

______________________________               _______________________________
Signature                                    Date

Documents returned to Trustee:


______________________________               _______________________________
Custodian                                    Date

                                   EXHIBIT F-1
                                   -----------


                         FORM OF TRANSFEROR CERTIFICATE


                                     [Date]


[Trustee]
__________________
__________________


[Certificate Registrar]
_______________________
_______________________

            Re:  Merrill Lynch Mortgage Investors, Inc.,
                 Mortgage Pass-Through Certificates, Series 1999-2,
                 Class ___, representing a ___% Class ___ Percentage Interest
                 ------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of April 1, 1999, among Merrill Lynch Mortgage Investors, Inc. as Depositor, Cendant Mortgage Corporation as Master Servicer and Norwest Bank Minnesota, National Association as Trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                         Very truly yours,

                                         [Transferor]

                                         By:_____________________________
                                         Name:___________________________
                                         Title:__________________________

                                   EXHIBIT F-2
                                   -----------


                    FORM OF TRANSFEREE REPRESENTATION LETTER


                                            [Date]


[Trustee]
__________________
__________________


[Certificate Registrar]
_______________________
_______________________

            Re:  Merrill Lynch Mortgage Investors, Inc.,
                 Mortgage Pass-Through Certificates, Series 1999-2,
                 Class ___, representing a ___% Class ___ Percentage Interest
                 ------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of April 1, 1999, among Merrill Lynch Mortgage Investors, Inc. as Depositor, Cendant Mortgage Corporation as Master Servicer and Norwest Bank Minnesota, National Association as Trustee, pursuant to which the Certificates were issued.


                                         [TRANSFEREE]

                                         By:_____________________________
                                         Name:___________________________
                                         Title:__________________________

                                                          ANNEX 1 TO EXHIBIT F-1
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Norwest Bank Minnesota, National Association, as Trustee and Certificate Registrar, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

--------

1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___     Will the Transferee be purchasing the Certificates
         Yes      No      only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                         _______________________________
                                         Print Name of Transferee


                                         By:_____________________________
                                         Name:___________________________
                                         Title:__________________________

                                                          ANNEX 2 TO EXHIBIT F-1
                                                          ----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Norwest Bank Minnesota, National Association, as Trustee and Certificate Registrar, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because
(i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

                  6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

                                         ___________________________________
                                         Print Name of Transferee or Advisor


                                         By:_____________________________
                                         Name:___________________________
                                         Title:__________________________


                                         IF AN ADVISER:


                                         ___________________________________
                                         Print Name of Transferee

                  The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

                  1. I am an executive officer of the Purchaser.

                  2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

                  3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.


Name of Purchaser_______________________________________________________________

By:      (Signature)____________________________________________________________

Name of Signatory_______________________________________________________________

Title___________________________________________________________________________

Date of this certificate________________________________________________________

Date of information provided in paragraph 3_____________________________________

                                   EXHIBIT F-3
                                   -----------


                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK            )
                             : ss.:
COUNTY OF NEW YORK           )


                  ___________________________________, being duly sworn,
deposes, represents and warrants as follows:

                  1. I am a ______________________ of __________________________
(the "Owner") a corporation duly organized and existing under the laws of ______________, the record owner of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1999-2, Class R (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

                  2. The Owner (i) is and will be a "Permitted Transferee" as of ____________________, 199___ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                  3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

                  4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

                  7. The Owner's taxpayer identification number is
_________________.

                  8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

                  10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

                  11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

                  12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

                  13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

                  14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

                  16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 199___.

                                         [OWNER]


                                         By:_____________________________
                                         Name:___________________________
                                         Title: [Vice] President


ATTEST:


By:_________________________________
Name:_______________________________
Title:    [Assistant] Secretary




                  Personally appeared before me the above-named _______________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 199___.



                                        ___________________________
                                               Notary Public


                                    County of _____________________
                                    State of ______________________

                                    My Commission expires:

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK          )
                           : ss. :
COUNTY OF NEW YORK         )


                  ___________________________________, being duly sworn,
deposes, represents and warrants as follows:


                  1. I am a ____________________ of ____________________________
(the "Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

                  2. The Owner is not transferring the Class R (the "Residual Certificates") to impede the assessment or collection of any tax.

                  3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

                  4. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

                  5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                  6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 199___.

                                         [OWNER]


                                         By:_____________________________
                                         Name:___________________________
                                         Title: [Vice] President


ATTEST:


By:_________________________________
Name:_______________________________
Title:    [Assistant] Secretary




                  Personally appeared before me the above-named _______________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 199___.



                                        ___________________________
                                               Notary Public


                                    County of _____________________
                                    State of ______________________

                                    My Commission expires:

                                    EXHIBIT G
                                    ---------


                       FORM OF ERISA REPRESENTATION LETTER

                                        _____________, 199__

Merrill Lynch Mortgage Investors, Inc.
World Financial Center -- North Tower
250 Vesey Street
 New York, New York 10281

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, MD 21044

Cendant Mortgage Corporation
6000 Atrium Way
Mount Laurel, New Jersey 08054


             Re:      Merrill Lynch Mortgage Investors, Inc.
                      Mortgage Pass-through Certificates, Series 1999-2, Class__
                      ----------------------------------------------------------

Ladies and Gentlemen:

                  __________________________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial
Certificate Principal Balance of Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificates, Series 1999-2, Class ___ (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of April 1, 1999 among Merrill Lynch Mortgage Investors, Inc. as depositor (the "Depositor"), Cendant Mortgage Corporation as Master Servicer (the "Master Servicer") and Norwest Bank Minnesota, National Association as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that the following statements in either (1) or (2) are accurate:

         _____ (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"),
         (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. ss. 2510.3-101; or

         _____ (2) The purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and one of the following conditions are met:

                           (i) the transferee is an insurance company and (A)
                  the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60), (B) the conditions set forth in PTCE 95-60 have been satisfied and (C) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates;

                           (ii) the transferee is an insurance company and (A)
                  the source of funds used to purchase such Certificates is an insurance company general account, (B) the requirements of
                  Section 401(c) of ERISA and the regulations to be promulgated thereunder ("401(c) Regulations") have been satisfied and will continue to be satisfied and (C) the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold such Certificates after the date which is 18 months after the 401(c) Regulations become final and that unless a Class Exemption or an exception under Section 401(c) of ERISA is then available for the continued holding of such Certificates, it will dispose of such Certificates prior to the date which is 18 months after the 401(c) Regulations become final;

                           (iii) the transferee is an insurance company and (A)
                  the source of funds used to purchase such Certificates is an "insurance company pooled separate account" (as such term is defined in PTCE 90-1), (B) the conditions set forth in PTCE 90-1 have been satisfied and (C) there is no Plan, together with all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 90-1) or by the same employee organization, with assets which exceed 10% of the total of all assets in such pooled separate account (as determined under PTCE 90-1) as of the date of the acquisition of such Certificates;

                           (iv) the transferee is a bank and (A) the source of
                  funds used to purchase such Certificates is a "collective investment fund" (as defined in PTCE 91-38), (B) the conditions set forth in PTCE 91-38 have been satisfied and (C) there is no Plan, the interests of which, together with the interests of any other Plans maintained by the same employer or employee organization, in the collective investment fund exceed 10% of the total of all assets in the collective investment fund (as determined under PTCE 91-38) as of the date of acquisition of such Certificates;

                           (v) the transferee is a "qualified professional asset
                  manager" described in PTCE 84-14 and the conditions set forth in PTCE 84-14 have been satisfied and will continue to be satisfied; or

                           (vi) the transferee is an "in-house asset manager"
                  described in PTCE 96-23 and the conditions set forth in PTCE 96-23 have been satisfied and will continue to be satisfied.

                                        Very truly yours,


                                        ________________________________

                                        By:_____________________________
                                        Name:
                                        Title:

                                    EXHIBIT H
                                    ---------

                           FORM OF LOST NOTE AFFIDAVIT

                  [Cendant Mortgage Corporation] [Bishop's Gate Residential Mortgage Trust], a Delaware [corporation] [trust] (the "Mortgage Loan Seller"), by its undersigned authorized representative, hereby certifies:

                  Pursuant to the Mortgage Loan Purchase Agreement, dated April 26, 1999, [between the Mortgage Loan Seller and] [among the Mortgage Loan Seller, Cendant Mortgage Corporation and] Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), the Mortgage Loan Seller is granting all of its right, title and interest in and to the Mortgage Loan identified below to the Depositor. Terms used but not defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Mortgage Loan Number:
Maker:
Original Principal Amount:
Original Mortgage Note Date:
Maturity Date:

                  The Mortgage Loan Seller is the current owner and holder of the indebtedness evidenced by the original Mortgage Note.

                  After diligent search, the Mortgage Loan Seller has been unable to locate the original Mortgage Note and believes it to be lost or misplaced.

                  A true, complete and correct photocopy of the original Mortgage Note is attached hereto.

                  If at any time the Mortgage Loan Seller locates the original Mortgage Note, the Mortgage Loan Seller shall endorse such original Mortgage
Note in the following form: "Pay to the order of insert 4, as Trustee for the registered holders of insert 1, Mortgage Pass-Through Certificates, Series 1999-2, without recourse," and shall promptly deliver to the Trustee the original Mortgage Note so endorsed, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Mortgage Loan Seller.

                  The Mortgage Loan Seller hereby indemnifies the Depositor, the Trustee and the Certificateholders from and against any and all losses, liabilities, damages, claims or expenses of whatever kind (including without limitation attorneys' fees and disbursements) arising from or in connection with the Mortgage Loan Seller's failure to have delivered the original Mortgage Note (as required under the Mortgage Loan Purchase Agreement) to the Trustee as designee of the Depositor, including without limitation any such losses, liabilities, damages, claims or expenses arising from or in connection with any claim by any third party who is the holder of such indebtedness by virtue of its possession of such original Mortgage Note.

                  This Lost Note Affidavit shall inure to the benefit of the Depositor, the Trustee and the Certificateholders and their respective successors and permitted assigns.

Dated:

                                        insert 1


                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________

                                   EXHIBIT I-1
                                   -----------

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION


                                       ________________________, 1999

Merrill Lynch Mortgage Investors, Inc.
World Financial Center - North Tower
250 Vesey Street
New York, NY  10281

Cendant Mortgage Corporation
6000 Atrium Way
Mount Laurel, New Jersey 08054

           Re: Pooling and Servicing Agreement, dated as of April 1, 1999, among Merrill Lynch Mortgage Investors, Inc.,
                Cendant Mortgage Corporation and Norwest Bank
                Minnesota, National Association
                Mortgage Pass-Through Certificates, Series 1999-2
                -------------------------------------------------

Ladies and Gentlemen:

                  Attached is the Trustee's preliminary exception report delivered in accordance with Section ___ of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File included any of the documents specified in clause ___ of Section ___ of the Pooling and Servicing Agreement.


                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION


                                      By:_________________________________
                                      Name:
                                      Title:

                                   EXHIBIT I-2
                                   -----------

                       FORM OF TRUSTEE FINAL CERTIFICATION


                                   ___________________________, 1999

Merrill Lynch Mortgage Investors, Inc.
World Financial Center - North Tower
250 Vesey Street
New York, NY  10281

Cendant Mortgage Corporation
6000 Atrium Way
Mount Laurel, New Jersey 08054

         Re: Pooling and Servicing Agreement, dated as of April 1, 1999, among Merrill Lynch Mortgage Investors, Inc.,
                  Cendant Mortgage Corporation and Norwest Bank
                  Minnesota, National Association
                  Mortgage Pass-Through Certificates, Series 1999-2
                  -------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it has received a complete Mortgage File which includes the documents required to be included in the Mortgage File as set forth in the Pooling and Servicing Agreement.

         The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any flood insurance policy, any rider, addenda, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, as Trustee

                                        By:__________________________________
                                           Name:
                                           Title: